UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Indivior Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INDIVIOR®

Powering Recovery. Renewing Hope.

2026 Proxy Statement

Dear Fellow Shareholders,

2025 was a transitional year for Indivior marked by the implementation and execution of the Indivior Action Agenda, a three-phased, multi-year operational roadmap intended to maximize the potential of our business and make a positive difference in the lives of people living with opioid use disorder (OUD) while creating value for our shareholders.

During the year, we made significant progress against the Indivior Action Agenda, including successfully completing Phase I – Generate Momentum – and also delivering against our financial commitments. We sharpened our focus on our highest growth opportunity, U.S. SUBLOCADE®, established our “go-forward” operating model, and strengthened our financial profile, positioning us to enter Phase II – Accelerate – at the start of 2026.

Strong Performance in a Transition Year

Indivior delivered solid financial and operational results in 2025. Total net revenue increased 4% year-over-year to $1.24 billion, driven primarily by strong SUBLOCADE performance. SUBLOCADE net revenue grew 13% year-over-year to a record $856 million, driven by label enhancements, increased investments in marketing, and improved commercial execution.

The actions we took to simplify the organization and prioritize U.S. SUBLOCADE growth significantly improved our cash generation and profitability. We delivered GAAP net income of $210 million in 2025, a 30x increase from 2024. Adjusted EBITDA1 increased 20% year-over-year to a record $428 million with EBITDA margin improvement of 500 basis points to 35%.

Importantly, we strengthened our financial profile by resolving the legacy DOJ matter, thereby eliminating a significant future liability. We ended the year with a strong balance sheet, net leverage of 0.7x, and capital deployment optionality to create long-term shareholder value.

U.S. SUBLOCADE: A Durable Growth Driver

U.S. SUBLOCADE is the cornerstone of Indivior’s growth strategy. It is the first and #1 prescribed long-acting injectable treatment for moderate to severe OUD and the only monthly long-acting injectable indicated for rapid initiation. To date, more than 500,000 people with OUD have been prescribed SUBLOCADE.

In 2025, we generated momentum for U.S. SUBLOCADE through label enhancements, increased marketing investments, and improved commercial execution. We delivered strong dispense unit growth, achieved significant growth in new patient starts, expanded the breadth and depth of the prescriber base, and stabilized SUBLOCADE’s category share of long-acting injectables and new patient share in the U.S. in the mid-70% range. We also launched our new direct to consumer (DTC) campaign, “Move Forward in Recovery,” which is designed to emotionally and authentically engage people living with OUD and drive awareness of SUBLOCADE as a treatment option. We believe the fundamentals for SUBLOCADE are strong, and the brand is poised to accelerate in 2026.

1 Adjusted EBITDA is a financial measure not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) that represents GAAP net income adjusted to exclude interest expense, interest income, income tax expense or benefit, depreciation and amortization, as well as share-based compensation and other adjustments reflecting changes in our business that do not represent ongoing operations. A reconciliation to the most directly comparable GAAP measure is available in the Annex that appears at the end of this proxy statement.

We believe long-acting injectables remain underutilized, representing a significant opportunity. We expect laser focus on improving commercial execution, sustained investments in patient education and activation, and efforts to advance state and federal policies that support greater treatment access will drive the acceleration of SUBLOCADE and growth of the long-acting injectable category.

A Simplified, Focused Operating Model

A critical accomplishment in 2025 was the simplification of our organization. We took decisive actions to streamline our cost structure, prioritize resources, and establish a clear “go forward” operating model. This discipline translated into stronger margins and improved cash flow.

Entering Phase II: Accelerate

We entered Phase II – Accelerate – on January 1, 2026. We expect to accelerate SUBLOCADE dispense unit growth and net revenue throughout 2026 and immediately grow adjusted EBITDA and cash flow at a faster rate. Our increased cash flow and strong financial position will enable us to strategically deploy capital to create value for our shareholders.

Our confidence in the business is reinforced by the authorization of a $400 million share repurchase program announced earlier this year. Our capital deployment priorities are threefold: manage our debt, opportunistically deploy our $400 million share repurchase program, and evaluate potential business development opportunities to acquire the next commercial stage growth drivers as we earn our way to Phase III of the Indivior Action Agenda – Breakout.

Purpose and Performance

I am encouraged by the progress we made against the Indivior Action Agenda in 2025. I want to thank our employees for their dedication, resilience, and focus during a year of significant transition and growth. Their efforts resulted in the successful completion of Phase I – Generate Momentum – and enabled us to enter Phase II – Accelerate – in a position of strength.

I also want to thank our shareholders for your continued trust and support. The actions we took in 2025 reinforced our foundation, improved our financial profile, and generated a clearer path to sustained value creation.

In 2026, we are focused on executing on Phase II – Accelerate – to create long-term value for our shareholders as we work towards becoming a leading, diversified specialty pharmaceutical company committed to making a positive difference in the lives of people through the commercialization of differentiated medicines.

Sincerely,

Joe Ciaffoni

Chief Executive Officer

10710 Midlothian Turnpike, Suite 125 ● North Chesterfield, VA 23235 ● indivior.com ● (804) 379-1090

Notice of 2026 Annual Meeting of Shareholders of Indivior Pharmaceuticals, Inc.

When	Where	Record Date
Wednesday May 13, 2026 10:00 a.m. Eastern Time	www.virtualshareholder meeting.com/INDV2026	Only shareholders of record at the close of business on March 18, 2026, are entitled to notice of, and to vote at, the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) or any adjournment thereof.

Item of Business	Board Recommendation
1. To elect eight director nominees, each to serve for a one-year term extending until our 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified.	☑ FOR each nominee
2. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. (Say-on-Pay)	☑ FOR
3. To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers. (Say-on-Frequency)	☑ FOR one year
4. To ratify the appointment of PricewaterhouseCoopers LLP US (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☑ FOR

How to Vote

YOUR VOTE IS IMPORTANT. Even if you plan to attend the Annual Meeting, we encourage you to vote as soon as possible using one of the following methods. Have your proxy card or voting instruction form with your control number and follow the instructions.

	Internet	Telephone	Mail	At the Annual Meeting
Registered Holders	www.virtualshareholder meeting.com/INDV2026	Within the United States and Canada, 800.690.6903 (toll-free)	Return a properly executed proxy card	Attend the Annual Meeting and vote online using your control number
Beneficial Owners (Holders in street name)	www.virtualshareholder meeting.com/INDV2026	Not applicable	Return a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available	To attend the Annual Meeting, you will need to contact your bank, broker or other nominee to obtain your control number
Deadline	11:59 p.m. Eastern Time on May 12, 2026, if you are a registered holder. If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee.

You can find more information, including with respect to each proposal, in the attached proxy statement. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/INDV2026, where you will be able to listen to the Annual Meeting live, submit questions, and vote. The list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting by shareholders for any purpose germane to the Annual Meeting, or upon request, 10 days prior to the Annual Meeting at our principal executive office, 10710 Midlothian Turnpike, Suite 125, North Chesterfield, VA 23235. Please read the enclosed information carefully before submitting your proxy.

By Order of the Board of Directors,

Alice Givens

Company Secretary

North Chesterfield, Virginia

March 27, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2026
Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about March 27, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on March 18, 2026, the record date for the Annual Meeting. Copies of this proxy statement, the form of proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) are available without charge at www.proxyvote.com (a site that does not have "cookies" that identify visitors to the site), by telephone at 800.579.1639, by email to sendmaterial@proxyvote.com, or by notifying our Company Secretary, in writing, at Indivior Pharmaceuticals, Inc., 10710 Midlothian Turnpike, Suite 125, North Chesterfield, VA 23235.

Important Cautionary Note Regarding Forward-Looking Statements:

This proxy statement contains certain statements that are forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, among other things, express and implied statements regarding: our financial guidance including with respect to net revenue, SUBLOCADE net revenue, and Adjusted EBITDA; expected annual operating expenses; and other statements containing the words "believe," "anticipate," "plan," "expect," "intend," "estimate," "forecast," “strategy,” “target,” “guidance,” “outlook,” “potential,” "project," "priority," "may," "will," "should," "would," "could," "can," the negatives thereof, and variations thereon and similar expressions. By their nature, forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and only express management’s beliefs regarding future results or events which, by their nature, are inherently uncertain and outside of management’s control or prediction. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of factors, including: lower than expected future sales of our products; greater than expected impacts from competition; regulatory or legal matters; unanticipated costs including the effects of potential tariffs and potential retaliatory tariffs; whether we are able to identify efficiencies and fund additional investments that we expect to generate increased revenues, and the timing of such actions. For additional information about some of the risks and important factors that could affect our future results and financial condition, see “Important Cautionary Note Regarding Forward-looking Statements” and "Risk Factors" in Indivior's Annual Report on Form 10-K filed February 26, 2026, and our other filings with the U.S. Securities and Exchange Commission.

We have based the forward-looking statements in this report on our current expectations and beliefs concerning future events. Forward-looking statements contained in this report speak only as of the day they are made and, except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether due to new information, or to reflect events or developments that occur after the date the statement was made.

2026 PROXY STATEMENT SUMMARY

This proxy statement is furnished to shareholders of Indivior Pharmaceuticals, Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board”). In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Indivior,” the “Company,” “our,” “we” or “us” refers to Indivior Pharmaceuticals, Inc. and its subsidiaries, including its predecessor Indivior PLC. The Notice will first be mailed to shareholders on or about March 27, 2026. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider. You should read the entire proxy statement carefully before voting.

About Indivior

Record Date Shares Outstanding	121,922,058	Exchange	Nasdaq Global Select Market
Stock Symbol	INDV	Transfer Agent	Computershare Trust Company, N.A.

Our Purpose, Mission, and Vision

The purpose of our business is to transform the lives of millions of people who suffer from opioid use disorder (“OUD”) through advocacy, innovation, and evidence-based treatments. By addressing the stigma around addiction and through shaping access to treatments and building an infrastructure of advocacy, we help people receive the support they need, when they need it.

To fulfill our vision of long-term recovery for every person living with OUD, we foster a thriving workplace, support the communities where we operate, and remain mindful of our impact on the planet. By maintaining strong governance and high ethical standards across our operations, including our global supply chain, we demonstrate a commitment to responsible business practices. We follow through on this by being transparent about our enterprise risk management, operations, and supply chain with comprehensive and accurate information.

2025 Business Highlights

●	Completed the transition to the Nasdaq Stock Market (“Nasdaq”) with the cancellation of the London Stock Exchange listing, fully aligning our business to the U.S. capital markets, which we expect will more fully appreciate our market opportunity and potential.

●	Became a member of leading U.S. stock indices, including the U.S. small-cap Russell 2000® Index and broad-market Russell 3000® Index in June 2025, and the S&P SmallCap 600® Index in December 2025.

●	Took decisive actions to simplify the organization, reduce complexity, and focus our resources on the highest-growth opportunity – U.S. SUBLOCADE.

●	Launched a new national direct-to-consumer campaign, “Move Forward in Recovery,” to raise awareness of SUBLOCADE among people living with OUD.

●	Resolved the legacy U.S. Department of Justice (“DOJ”) matter by paying off the remaining outstanding obligation, eliminating a significant future liability, further strengthening our balance sheet, and removing a reputational overhang.

●	Delivered record net SUBLOCADE revenue of $856 million, up 13% year-over-year (“YoY”), driving total net revenue to approximately $1.24 billion, a 4% YoY increase.

●	Achieved improved profitability and operating discipline – net income increased by $203 million year over year to $210 million and adjusted EBITDA (non-GAAP) increased 20% YoY to $428 million, with meaningful margin expansion.

1

Corporate Governance Highlights

During fiscal year 2025 (“FY25”), we were incorporated under the laws of England and Wales. Effective January 26, 2026, we completed our re-domiciliation from the U.K. to the U.S., and we are now incorporated as Indivior Pharmaceuticals, Inc., a Delaware corporation.

In anticipation of our domicile change, we took actions during 2025 to bring our approach to corporate governance, director compensation, and executive compensation in line with U.S. market practices for U.S.-listed companies of a similar size and profile.

The Board and management are committed to the highest standards of corporate governance. The table below highlights our corporate governance practices:

Governance Principle	Corporate Governance Practice
Director Nominees

✓  7 of 8 director nominees are independent

✓ Our Board is led by an independent Chair

✓ Separate Chair and Chief Executive Officer roles

✓ All directors are elected annually for one-year terms

✓ Directors possess deep and diverse skills and expertise relative to our industry and strategy

Board Policies and Practices

✓ Annual Board and committee self-evaluation process facilitated by a third party

✓ Annual independent director evaluation of CEO

✓ Regular executive sessions of non-employee directors at Board meetings and committee meetings

✓ Fully independent committees

Risk Mitigation and Alignment of Interest

✓ Significant stock ownership requirements for executive officers and directors

✓ Comprehensive Code of Business Conduct and Corporate Governance Guidelines

✓ Clawback policy for executive officers

✓ Ethics training annually for all employees, with additional appropriate training for employees based on risk

✓ Insider Trading Policy prohibits hedging or pledging of Company stock

Accountability to Shareholders

✓ Majority voting for directors in uncontested elections

✓ Resignation policy for directors who do not receive a majority of votes cast

✓ One voting class of stock, with each share of common stock entitled to one vote

✓ No poison pill

✓ No supermajority voting provisions

Executive Compensation Highlights

Our executive compensation program is designed to closely align pay with performance, reinforce long-term value creation, and support the successful execution of our strategic priorities following our re-domiciliation to the United States. The compensation committee emphasizes a pay-for-performance philosophy, with a significant portion of each named executive officer’s total compensation tied to the achievement of clearly defined financial, operational, shareholder return and market-based objectives.

Key features of our program include a balanced mix of fixed and at-risk compensation, with long-term equity incentives representing the largest component of total compensation for senior executives. Equity awards are structured to promote sustained share price appreciation, executive retention and alignment with shareholder interests through performance-based vesting and multi-year measurement periods.

The compensation committee exercises active oversight and informed judgment, considering Company performance, individual contributions, peer and market data, and evolving U.S. governance and compensation practices. The compensation committee is supported by an independent compensation consultant and maintains robust risk-mitigation features, including stock ownership guidelines, anti-hedging and anti-pledging policies, and a clawback policy applicable to incentive compensation.

2

Board of Directors Overview

					Indivior Board Committees
	Age	Director Since	Independent(1)	Total Current Other Public Company Boards	Audit(2)	Compensation	Compliance & Ethics(3)	Nominating & Corporate Governance(4)	Science
Dr. David Wheadon Independent Chair	68	2024	✓	2
Joe Ciaffoni Chief Executive Officer	55	2024
Dr. Keith Humphreys	59	2023	✓
Tony Kingsley	62	2025	✓
Daniel Ninivaggi	61	2025	✓	1
Barbara Ryan	66	2022	✓	3
Mark Stejbach	62	2021	✓
Juliet Thompson(5)	59	2021	✓	2
Meetings in 2025			Board: 15		6	7	3	9	3

(1)    Based on Nasdaq criteria.

(2)    Formerly the Audit & Risk Committee.

(3)    Formerly the Compliance, Ethics & Sustainability Committee.

(4)    Formerly the Nomination Committee.

(5)    Audit Committee Financial Expert based on SEC criteria.

LEGEND
	Committee Chair	Committee Member

Board Independence, Tenure and Age as of the Record Date

7 of 8 board members are independent

3

Board Skills and Experience Matrix

Our Board is comprised of highly qualified leaders in their respective fields, and as a group possesses a deep and broad set of skills, contributions, backgrounds, perspectives, and experiences that facilitate strong oversight and strategic direction for a pioneering pharmaceutical company. Our Board and the Nominating & Corporate Governance Committee believe the skills, contributions, backgrounds, and experiences of our directors provide us not only with a wide range, but also the appropriate mix of perspectives to effectively address our evolving needs and represent the best interests of our shareholders.

The following chart summarizes the competencies and background of each director nominee. The details of each nominee’s competencies are included in each nominee’s biography. The absence of a check mark below does not necessarily mean the director does not possess that skill or experience, instead these are the skills and experiences most considered by the Nominating & Governance Committee and the Board in making nomination decisions and as part of the board succession planning process.

	Dr. David Wheadon	Joe Ciaffoni	Dr. Keith Humphreys	Tony Kingsley	Daniel Ninivaggi	Barbara Ryan	Mark Stejbach	Juliet Thompson
FinancIAL					✓	✓	✓	✓
Capital Management		✓		✓	✓	✓	✓	✓
Commercial, Sales & Marketing		✓		✓			✓
Executive Leadership	✓	✓		✓	✓		✓
Pharmaceutical & Life Sciences	✓	✓	✓	✓		✓	✓	✓
Research & Development	✓		✓
Corporate Governance					✓
Human Capital		✓		✓
Regulatory Affairs / SCIENCE / MEDICINE	✓		✓				✓
Public Company Board Experience	✓	✓		✓	✓	✓	✓	✓

4

General Information About the Meeting

On or about March 27, 2026, we will begin mailing the Notice to all shareholders of record on our books as of the close of business on March 18, 2026, the record date for the Annual Meeting. Copies of this proxy statement, the form of proxy card, and the 2025 Form 10-K are available without charge at www.proxyvote.com, by telephone at 800.579.1639, by email to sendmaterial@proxyvote.com, or by notifying our Company Secretary, in writing, at Indivior Pharmaceuticals, Inc., 10710 Midlothian Turnpike, Suite 125, North Chesterfield, VA 23235.

We have filed the 2025 Form 10-K with the SEC, and it is available free of charge on the SEC’s website at www.sec.gov and on our website at https://ir.indivior.com/financial-information/filings/sec-filings.

Shareholders Entitled to Vote

All shareholders of record of our common stock at the close of business on March 18, 2026 (the “Record Date”), are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, 121,922,058 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the Annual Meeting.

Voting Methods

There are several ways for you to vote depending on how you hold your shares.

Shareholders of Record

If you are a shareholder of record, there are several ways for you to vote your shares.

By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. Votes submitted through www.proxyvote.com must be received by 11:59 p.m. Eastern Time on May 12, 2026.

By Telephone. You may vote using a touch-tone telephone by calling 800.690.6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on May 12, 2026.

By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card or voting instruction form received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card or voting instruction form. Proxy cards or voting instruction forms submitted by mail must be received no later than May 12, 2026, to be voted at the Annual Meeting.

During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/INDV2026. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or voting instruction form to be able to vote during the Annual Meeting.

If you vote via the Internet or by telephone before the Annual Meeting, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned your proxy card or voting instruction form. If you vote via the Internet or by telephone before the Annual Meeting, do not return your proxy card.

Beneficial Owners

If your shares are held in a brokerage account in your broker’s name, then you are the beneficial owner of shares held in “street name.” If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the bank, broker, or other nominee holding your shares. You can enter the meeting with your 16-digit control number shown on the voting instructions or notice. You should contact your bank, broker or other nominee (preferably at least five days before the Annual Meeting) to obtain your 16-digit control number in order to attend, participate in, or vote at the Annual Meeting.

If you hold U.K. Depositary Interests or are a participant in the Indivior Corporate Sponsored Nominee facility, then your interests in shares are also held in “street name.” You should have received voting instructions from Computershare U.K. You can enter the meeting with your 16-digit control number shown on the voting instructions or notice.

5

How Your Shares Will be Voted

In each case, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “FOR” each of the director nominees, for “one year” as the preferred frequency in Proposal 3, and “FOR” each of the other proposals.

If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

●	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time, on May 12, 2026.

●	Sign a new proxy and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, who must receive the proxy card no later than May 12, 2026. Only your latest dated proxy will be counted.

●	Attend the Annual Meeting and vote as instructed above. Attending the Annual Meeting alone will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.

●	Give our Company Secretary written notice before or at the Annual Meeting that you want to revoke your proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting

The deadline for voting by telephone or Internet, other than by virtually attending the Annual Meeting, is 11:59 p.m. Eastern Time on May 12, 2026. If you are a registered shareholder and virtually attend the Annual Meeting, you may deliver your vote online during the Annual Meeting. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

Broker Voting and Votes Required for Each Proposal

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. This proxy statement has been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the materials made available or by following their instructions for voting on the Internet.

6

A broker non-vote occurs when a broker or other nominee that holds shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes the voting matters, votes required, how broker non-votes and abstentions are treated with respect to our proposals, and our expectations regarding broker discretionary voting authority:

Voting Matters	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1: To elect eight director nominees, each to serve for a one-year term extending until our 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified.	Majority of votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal.	No
Proposal 2: To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. (Say-on-Pay)	Majority in voting power of shares present or represented by proxy and entitled to vote thereon	Broker non-votes will not be taken into account in determining the outcome of the proposal. Abstentions will have the same effect as votes against this proposal.	No
Proposal 3: To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers. (Say-on-Frequency)	Majority in voting power of shares present or represented by proxy and entitled to vote thereon*	Broker non-votes will not be taken into account in determining the outcome of the proposal. Abstentions will have the same effect as votes against this proposal.	No
Proposal 4: To ratify the appointment of PricewaterhouseCoopers (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	Majority in voting power of shares present or represented by proxy and entitled to vote thereon	Abstentions and broker non-votes, if any, will have the same effect as votes against this proposal.	Yes

*For Proposal 3, if no frequency receives the foregoing vote, then we will consider the frequency that receives the highest number of affirmative votes cast to be the frequency recommended by shareholders.

Quorum

The holders of a majority of the 121,922,058 shares of common stock outstanding as of the Record Date, either present in person or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance or represented by proxy at the Annual Meeting, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting until a quorum is present.

Participating in the Annual Meeting

Our Annual Meeting will be a completely virtual meeting conducted via live webcast. There will be no physical meeting location. We have adopted a virtual format for the Annual Meeting to make participation accessible for shareholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all shareholders regardless of their location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/INDV2026. You will need to enter the 16-digit control number included on your Notice or proxy card. The meeting will begin promptly at 10:00 a.m. ET on May 13, 2026. We encourage you to access the meeting prior to the start time and leave ample time for the check-in.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in prior to the start of the meeting.

7

This year’s shareholders question and answer session will include questions submitted live during the Annual Meeting. Questions may be submitted during the meeting through www.virtualshareholdermeeting.com/INDV2026.

If you are a registered holder and wish to vote during the Annual Meeting, you will need the 16-digit control number provided on your proxy card. If your shares are held by your broker, bank, or other holder of record as a nominee or agent (i.e. the shares are held in "street name"), you should follow the instructions provided by your broker, bank, or other holder of record.

Proxy Solicitation Costs

We pay the cost of soliciting proxies. We have retained Saratoga Proxy Consulting, LLC to assist us in soliciting proxies, for which we will pay a fee of approximately $10,000 plus out-of-pocket expenses. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We will furnish copies of solicitation material to such brokerage firms and other representatives. Proxies may also be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies.

8

CORPORATE GOVERNANCE

Proposal 1 – Election of Directors

Our Board is committed to thoughtful board refreshment and ongoing succession planning. Our Board currently consists of eight members, with the following changes occurring in 2025. In January 2025, Dr. David Wheadon was appointed as Chair of the Board and Daniel Ninivaggi was appointed as an Independent Non-Executive Director. In March 2025, Robert Schriesheim stepped down as an Independent Non-Executive Director. Peter Bains and Jo LeCouilliard decided not to stand for re-election at the May 2025 Annual General Meeting. And in July 2025, Tony Kingsley was appointed as an Independent Non-Executive Director.

We are asking our shareholders to elect the eight director nominees listed below to each serve a one-year term extending until our 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified, unless they resign or are removed:

Dr. David Wheadon	Joe Ciaffoni	Dr. Keith Humphreys
Tony Kingsley	Daniel Ninivaggi	Barbara Ryan
Mark Stejbach	Juliet Thompson

Our Board has nominated these eight individuals based on its carefully considered judgment that the skills, contributions, backgrounds, perspectives, and experiences of our nominees qualify them to serve on our Board. As described in detail below, our nominees have considerable professional and business expertise. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to being named in this proxy statement and to serve if elected. To be elected, a director nominee must receive the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes, if any, are not considered votes cast under our bylaws and will have no effect on the results of this vote. For additional information please see also “Broker Voting and Votes Required for Each Proposal” on page 6. If any nominee is unable to serve on our Board, the stock represented by your proxy will be voted for the election of such other person as may be nominated by our Board or alternatively, the number of directors may be reduced accordingly by our Board.

The Board of Directors recommends a vote FOR each of the named nominees

9

Set forth below is biographical information for each nominee and a summary of the specific skills, contributions, background, and experiences which led our Board to conclude that each nominee should serve on the Board at this time.

Dr. David Wheadon, Independent Chair
Age: 68 Director Since: 2024	Committee Memberships: ● Compensation ● Science

Other Public Company Directorships:

●       Sotera Health Company (Nasdaq: SHC) (May 2021 – Present)

●       Vaxart, Inc. (Nasdaq: VXRT) (April 2021 – Present)

●       Karuna Therapeutics, Inc. (Nasdaq: KRTX) (Dec 2020 – March 2024)

●       Chemocentryx, Inc. (Nasdaq: CCXI) (May 2022 – Oct 2022)

Dr. David Wheadon has served as Chair of the Board since January 2025, having joined the board as a non-executive director in June 2024. Dr. Wheadon previously served as Senior Vice President of global regulatory affairs, patient safety, and quality assurance at AstraZeneca Plc from December 2014 to July 2019. Prior to that, he was Executive Vice President-Research & Advocacy at Juvenile Diabetes Research Foundation International Inc., from May 2013 to December 2014, Senior Vice President-Scientific & Regulatory Affairs at Pharmaceutical Research and Manufacturers of America (PhRMA) from January 2009 to May 2013, and Vice President-Global Pharmaceutical Regulatory & Medical Science and Group Vice President-Global Pharmaceutical Regulatory Affairs at Abbott Laboratories from 2005 to 2009. Dr. Wheadon also held senior regulatory and clinical development leadership positions at GlaxoSmithKline Plc and Eli Lilly and Company. He is a non-executive director of Sotera Health Company (Nasdaq: SHC) since May 2021; Vaxart, Inc. (Nasdaq: VXRT) since April 2021, where he also chairs the compensation committee; Seaport Therapeutics, Inc. and ConnectiveRx; and serves as a member of the Board of Trustees of Mount Sinai Health System. Dr. Wheadon previously served as a non-executive director of Chemocentryx, Inc. (Nasdaq: CCXI) from May 2022 to October 2022 and of Karuna Therapeutics, Inc. (Nasdaq: KRTX) from December 2020 through March 2024. Dr. Wheadon received his MD from Johns Hopkins University School of Medicine and an AB in Biology from Harvard University. He completed his postdoctoral training in Psychiatry at Tufts/New England Medical Center.

Skills & Qualifications: We believe Dr. Wheadon’s medical, scientific and industry experience as well as his regulatory affairs experience provide him with the qualifications and skills to serve as a director.

Joe Ciaffoni, Chief Executive Officer
Age: 55 Director Since: 2024	Committee Memberships: ● None	Other Public Company Directorships: ● Collegium Pharmaceuticals, Inc. (Nasdaq: COLL) (July 2018 – May 2024)

Joe Ciaffoni was appointed Chief Executive Officer in May 2025, having served as an independent non-executive director from December 2024 to May 2025. He previously served as President and CEO and on the Board of Collegium Pharmaceuticals, Inc. (Nasdaq: COLL) from July 2018 to May 2024, having joined as EVP and COO in 2017. Prior to joining Collegium, Mr. Ciaffoni served as President, U.S. Branded Pharmaceuticals at Endo International plc, held various positions of increasing responsibility at Biogen Inc. (including SVP, Global Specialty Medicines Group), and served as EVP and COO of Shionogi Inc. and President of Shionogi Pharmaceuticals. Mr. Ciaffoni also previously served in various commercial roles at Schering-Plough (now Merck & Co., Inc.), Sanofi-Synthelabo (now Sanofi S.A.), and Novartis AG. He has a demonstrated track record of launching successful products, optimizing commercial operations, and enhancing patient access to important therapies. Mr. Ciaffoni holds a BA in Communications and an MBA from Rutgers University.

Skills & Qualifications: We believe Mr. Ciaffoni’s perspective and experience as a senior executive in the pharmaceutical industry, as well as the depth of his operations and board experience, provide him with the qualifications and skills to serve as a director.

10

Dr. Keith Humphreys, Independent Non-Executive Director
Age: 59 Director Since: 2023	Committee Memberships: ● Compliance & Ethics ● Science (Chair)	Other Public Company Directorships: ● None

Dr. Keith Humphreys has served as an independent non-executive director since November 2023. He currently serves as Esther Ting Memorial Professor in the Department of Psychiatry and Behavioral Sciences at Stanford University and, since June 2025, as a member of the Scientific Advisory Board of Ocellaris Pharma, Inc. Dr. Humphreys was previously a Senior Policy Advisor in the White House Office of National Drug Control Policy in the Obama Administration and is an Honorary Professor of Psychiatry at the Institute of Psychiatry, King’s College, London. He was awarded an Officer of the Order of the British Empire (OBE) in September 2022 for his services to science and policy on addiction. Dr. Humphreys holds a BA in Psychology from Michigan State University and an AM in Clinical/Community Psychology and PhD in Psychology from the University of Illinois.

Skills & Qualifications: We believe Dr. Humphrey’s medical, scientific and industry experience, particularly with respect to addiction and substance use disorder treatment, provide him with the qualifications and skills to serve as a director.

Tony Kingsley, Independent Non-Executive Director
Age: 62 Director Since: 2025	Committee Memberships: ● Audit ● Compensation	Other Public Company Directorships: ● Scholar Rock Holding Corp. (Nasdaq: SRRK) (May 2020 – July 2021)

Tony Kingsley has served as an independent non-executive director since July 2025. Mr. Kingsley is an accomplished biopharmaceutical executive with a distinguished track record of building and leading organizations across multiple scientific disciplines, therapeutic areas, and stages of development and commercialization. He previously served as CEO and Director of Stablix, Inc., a biotechnology company pioneering deubiquitination therapeutics as novel modality, from February 2022 to September 2025. Prior to joining Stablix, Mr. Kingsley was President, CEO and an executive director of Scholar Rock Holding Corp. (Nasdaq: SRRK), a clinical-stage biopharmaceutical company focused on the treatment of serious diseases driven by protein growth factors, from August 2020 to July 2021, having served as a non-executive director from May 2020 to July 2020. Previously, he led TARIS Biomedical LLC as President and CEO, guiding the company through its acquisition by Johnson & Johnson in 2019. Earlier in his career, Mr. Kingsley held a series of senior leadership roles, including President and Chief Operating Officer at The Medicines Company (Nasdaq: MDCO) and Executive Vice President of Global Commercial Operations at Biogen Inc. (Nasdaq: BIIB), where he oversaw the launch and growth of multiple therapies in neurology and hemophilia. Prior to this, he held numerous senior general management roles in devices and diagnostics and was a partner at McKinsey & Company. Mr. Kingsley graduated magna cum laude from Dartmouth College and received an MBA from Harvard Business School.

Skills & Qualifications: We believe Mr. Kingsley’s perspective and experience as a senior executive (including as a CEO) in our industry, as well as his board experience with publicly traded and privately held pharmaceutical companies, provide him with the qualifications and skills to serve as a director.

11

Daniel Ninivaggi, Independent Non-Executive Director
Age: 61 Director Since: 2025	Committee Memberships: ● Compensation ● Nominating & Corporate Governance (Chair)

Other Public Company Directorships:

●        Garrett Motion Inc. (Nasdaq: GTX) (April 2021 – Present)

●        Lordstown Motors Corp. (Nasdaq: RIDE) (August 2021 – March 2024)

●        Hertz Global Holdings, Inc. (NYSE: HTZ) (Sep 2014 – June 2021)

Daniel Ninivaggi has served as an independent non-executive director since January 2025. Mr. Ninivaggi currently serves as Non-Executive Chairman of Garrett Motion Inc. (Nasdaq: GTX), a global supplier of turbochargers and other powertrain components to light vehicle, commercial vehicle and industrial end markets, a position he has held since April 2021. From August 2021 to March 2024, Mr. Ninivaggi served as CEO (until July 2022) and subsequently Executive Chairman of Lordstown Motors Corp. (formerly Nasdaq: RIDE), an electric vehicle automaker. On June 27, 2023, Lordstown Motors filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Previously, Mr. Ninivaggi served as President and CEO of Icahn Enterprises L.P. ("IEP") (Nasdaq: IEP), the principal investment vehicle of Carl Icahn; as Co-CEO of Federal-Mogul Holdings Corp. (a public-company subsidiary of IEP now part of Apollo Global Management); and most recently as CEO of Icahn Automotive Group, LLC and a Managing Director of IEP. Prior to joining IEP, he spent six years at Lear Corporation (NYSE: LEA), holding various senior executive positions. In addition to those positions noted above, Mr. Ninivaggi has served as a director of numerous other public and private companies, including Hertz Global Holdings, Inc. (Nasdaq: HTZ) from September 2014 through June 2021, Navistar International Corporation, Icahn Enterprises G.P. Inc. (the general partner of Icahn Enterprises), CVR Energy Inc., XO Holdings, Tropicana Entertainment Inc., Motorola Mobility Holdings Inc., and CIT Group, Inc. Mr. Ninivaggi began his career at Skadden, Arps, Slate, Meagher & Flom LLP before joining Winston & Strawn LLP, where he became a partner specializing in mergers and acquisitions, financing transactions, and corporate governance. He holds a BA from Columbia University, an MBA from the University of Chicago Graduate School of Business, and a law degree (Juris Doctor) (with distinction) from Stanford University School of Law.

Skills and Qualifications: We believe Mr. Ninivaggi’s executive management, investment, global business, legal and corporate governance experience, and strong leadership skills provide him with the qualifications and skills to serve as a director.

Barbara Ryan, Independent Non-Executive Director
Age: 66 Director Since: 2022	Committee Memberships: ● Audit ● Compensation (Chair) ● Nominating & Corporate Governance

Other Public Company Directorships:

●        INVO Bioscience, Inc. (Nasdaq: INVO) (Sep 2020 – Present)

●        MiNK Therapeutics, Inc. (Nasdaq: INKT) (June 2021 – Present)

●        Azitra, Inc. (NYSE: AZTR) (July 2023 – Present)

Barbara Ryan has served as an independent non-executive director since June 2022. Ms. Ryan was a Wall Street sellside research analyst covering the U.S. Large Cap Pharmaceutical Industry for more than 30 years before founding Barbara Ryan Advisors, a capital markets and communications firm, in 2012. She has deep experience in equity and debt financings, M&A, valuation, SEC reporting, financial analysis, and corporate strategy across a broad range of life sciences companies. Ms. Ryan is also the Founder of Fabulous Pharma Females, a non-profit organization whose mission is to advance women in the biopharmaceutical industry. She is a Senior Advisor at Ernst & Young and is currently a non-executive director of INVO Bioscience, Inc. (Nasdaq: INVO), since September 2020; MiNK Therapeutics, Inc. (Nasdaq: INKT) since June 2021, serving as chair of the audit committee; and Azitra, Inc. (NYSE: AZTR) since July 2023, serving as chair of the compensation committee. Ms. Ryan studied finance and economics at the University of Massachusetts Amherst.

Skills and Qualifications: We believe Ms. Ryan’s financial, investment and capital markets experience and her advisory experience in the pharmaceutical industry provide her with the qualifications and skills to serve as a director.

12

Mark Stejbach, Independent Non-Executive Director
Age: 62 Director Since: 2021	Committee Memberships: ● Audit ● Compliance & Ethics (Chair) ● Science	Other Public Company Directorships: ● Flexion Therapeutics, Inc. (Nasdaq: FLXN) (Jan 2016 – Nov 2021)

Mark Stejbach has served as an independent non-executive director since March 2021. Mr. Stejbach has over 35 years of experience in the biotech and pharmaceutical industries, including senior roles in a broad range of commercial functions including marketing, sales, economic affairs, managed care, and finance. From February 2012 to September 2018, Mr. Stejbach served as Senior Vice President & Chief Commercial Officer at Alkermes plc, a publicly traded global biopharmaceutical company, focused on development and commercialization of addiction and schizophrenia treatments. Prior to his role at Alkermes, Mr. Stejbach served as the Chief Commercial Officer at Tengion, Inc. from 2008 to 2012 and previously held senior positions at Merck & Co. Inc. and Biogen Inc. Since December 2024, Mr. Stejbach has served as a director of Nirsum Laboratories, Inc. and previously served as a non-executive director of Flexion Therapeutics, Inc. (Nasdaq: FLXN), which marketed a “buy-and-bill” long-acting injectable for the treatment of osteoarthritis, from January 2016 until its acquisition in November 2021. He also previously served as Senior Commercial Advisor to EIP Pharma Inc., a private company advancing CNS-focused therapeutics to benefit patients with neurodegenerative diseases. Mr. Stejbach holds an MBA from the Wharton School, University of Pennsylvania and a BS in mathematics from Virginia Tech.

Skills and Qualifications: We believe Mr. Stejbach’s perspective and experience as a senior executive in our industry, especially from a commercial sales perspective, provide him with the qualifications and skills to serve as a director.

Juliet Thompson, Independent Non-Executive Director
Age: 59 Director Since: 2021	Committee Memberships: ● Audit (Chair) ● Compliance & Ethics ● Nominating & Corporate Governance

Other Public Company Directorships:

●        Novacyt S.A. (France: ALNOV) (Sep 2020 – Present)

●        Advanced Medical Solutions Group plc (LSE: AMS) (June 2025 – Present)

●        ANGLE plc (LSE: AGL) (Jan 2023 – June 2025)

●        Vectura Group plc (LSE: VEC) (Dec 2017 – Oct 2021)

Juliet Thompson has served as an independent non-executive director since March 2021. Ms. Thompson has over 30 years of finance, banking, and board experience with significant focus in the healthcare sector. Ms. Thompson is a proven FTSE 250 audit chair and a former investment banker who has spent her career advising pharmaceutical and biotech companies. Ms. Thompson serves as a non-executive director and chairs the Audit Committees of each of Novacyt S.A., having served since September 2020, and Advanced Medical Solutions Group plc, having served since June 2025. From 2013 until her retirement in 2015, Ms. Thompson led the life sciences and clean tech teams at Stifel Financial Corp., where she advised CEOs and CFOs in the healthcare sector. Prior to joining Stifel, from 2003 to 2013 Ms. Thompson was employed by Nomura Code and advised companies in the healthcare and clean tech sectors on their financing and strategic options. She worked on over 50 transactions including IPO’s, secondary offerings, private placements, and M&A transactions. She played a leading role in setting up Code Securities, which was acquired by Nomura (becoming Nomura Code) but remained independent. Previously, she served on the boards of OrganOx Limited from January 2021 to October 2025; ANGLE plc from January 2023 to June 2025; GI Dynamics, Inc., a Boston-based medical device company developing products for patients with type 2 diabetes and obesity, from August 2017 to August 2020; and Vectura Group plc from December 2017 to October 2021. Ms. Thompson holds a BSc in Economics from the University of Bristol and is a Chartered Accountant holding an ACA from the Association of Chartered Certified Accountants.

Skills and Qualifications: We believe Ms. Thompson’s financial, investment and capital markets experience and her board and audit committee experience provide her with the qualifications and skills to serve as a director.

The Board of Directors recommends a vote FOR each of the named nominees

13

Director Nomination Process

Identification and Evaluation of Nominees for Directors

Our Nominating & Corporate Governance Committee (“NCG Committee”) is responsible for identifying individuals qualified to become Board members consistent with the criteria approved by the Board and recommending such individuals to the Board. The Board’s policy is to encourage the selection of Directors who will contribute to the Company’s achievement of its overall corporate goals.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the NCG Committee will identify a new nominee that meets the criteria for membership on our Board. The NCG Committee may, in its sole discretion, solicit recommendations for nominees from persons the NCG Committee believes are likely to be familiar with qualified candidates. These persons may include members of our Board, including members of the NCG Committee, and our management team. The NCG Committee may, in its sole discretion, determine to engage a professional search firm to assist in identifying qualified candidates. If a search firm is engaged, the NCG Committee will set its fees and scope of engagement. The NCG Committee may, in its sole discretion, solicit the views of the Chief Executive Officer, other members of our senior management and other members of our Board regarding the qualifications and suitability of candidates to be nominated as directors. The NCG Committee may, in its sole discretion, designate one or more of its members (or the entire NCG Committee) or other members of our Board to interview any proposed candidate. Based on all available information and relevant considerations, the NCG Committee will select a candidate who, in the view of the NCG Committee, is most suited for membership on our Board. The NCG Committee has utilized professional search firms to identify candidates to serve on our Board, including, most recently, the identification of Tony Kingsley, who was appointed to our Board in July 2025.

Shareholders wishing to suggest a candidate for director must write to our Company Secretary in accordance with our procedures detailed in the section entitled “Shareholder Communications with Our Board” on page 19 and should follow the provisions in our Bylaws regarding advance notice of shareholder nominations and proposals.

Shareholder nominations should be made according to the procedures detailed in the section entitled “Shareholder Proposals and Director Nominations for 2027 Annual Meeting of Shareholders” on page 58. Such submissions must state (i) the nominee’s name, age, business address and residential address, (ii) a complete biography and statement of such person’s qualifications, (iii) the Specified Information (as defined in the Bylaws) for each nominee and any member of the immediate family of such nominee, Affiliate or Associate (each as defined in the Bylaws); (iv) a description of any agreement, arrangement or understanding of the type described in the Bylaws, as it relates to each such nominee; (v) a complete signed written questionnaire, representation and agreement to serve as a director if elected and to abide by all policies of the Board.

Director Qualifications

The criteria to be considered in selecting Director nominees shall reflect, at a minimum, any requirements of applicable law and Nasdaq listing standards. Candidates recommended by the NCG Committee and appointed or nominated for election or re-election to the Board should:

●	be of sound character, judgment, reputation and integrity;

●	conduct themselves in accordance with high personal and professional ethical standards, including the Company’s Code of Business Conduct and Ethics and other relevant Company policies;

●	have general knowledge of the markets and industry in which the Company operates and issues which may affect the Company;

●	be of varying backgrounds, skills, experience, personality, tenure, and viewpoints;

●	be committed to the Company and service on the Board, including having the time and willingness to study informational and background materials, to prepare for meetings and to otherwise carry out their duties and responsibilities effectively; and

●	represent the best interests of all shareholders.

The Board and the NCG Committee will also consider whether candidates’ backgrounds, skills, experience and other qualifications would complement those of other members of the Board and may also consider other factors as needs change based on the Company’s strategic priorities. Our directors’ performance and qualification criteria are reviewed periodically by the NCG Committee.

14

In evaluating director nominees, the NCG Committee will consider, among other things, the following factors:

●	the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in our proxy statement under the rules of the SEC and any relationship between the candidate and the person recommending the candidate;

●	if the candidate satisfies certain minimum qualifications and other criteria that the NCG Committee has set for membership on our Board;

●	if the candidate possesses any of the specific qualities or skills that under the NCG policies must be possessed by one or more members of our Board;

●	the contribution that the candidate can be expected to make to the overall functioning of our Board; and

●	other factors such as independence under applicable Nasdaq Listing Rules, relationships with our shareholders, competitors, customers, suppliers or other persons with a relationship to the Company.

The NCG Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the NCG Committee is of the view that the composition of our Board should reflect a mix of skills and expertise that are appropriate for our Company given our circumstances and that, collectively, enables our Board to perform its oversight function effectively. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Majority Vote Director Resignation Policy

Our Board has adopted majority voting in uncontested elections of Directors and plurality voting in contested elections. In uncontested elections, Directors are elected by a majority of the votes cast, which means that the number of shares voted “FOR” a Director must exceed the number of shares voted “AGAINST” that Director. In an uncontested election, any Director who is not elected by a majority of the votes cast shall tender his or her resignation from the Board. The NCG Committee shall make a recommendation to the Board as to whether to accept or reject any tendered resignation, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the NCG Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

Director Independence

Nasdaq Listing Rules require a majority of a listed company’s board of directors to be comprised of independent directors. Nasdaq Listing Rules also require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that each of our directors and director nominees, with the exception of Mr. Ciaffoni, is currently an “independent director” as defined under the Nasdaq Listing Rules. In making the independence determinations set forth above, our Board considered the relationships that each such non-employee director and nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and nominee. There are no family relationships among any of our directors, nominees or executive officers.

Executive Sessions of Independent Directors

As provided in our Corporate Governance Guidelines, the Board holds executive sessions of its independent directors on a regularly scheduled basis. Dr. Wheadon, our independent Chair, currently presides over executive sessions. Each committee also holds executive sessions on a regular basis, where the committee chair presides.

15

Annual Board and Committee Self-Evaluation

Our Board conducts an annual director self-evaluation and committee assessment process designed to enhance overall Board performance and effectiveness. This annual assessment provides each director with an opportunity to reflect on Board and committee processes, including effectiveness of Board meetings, knowledge of the Board and information provided, independence and conflicts of interest, Board oversight and collaboration with management, controls and compliance, and structure and performance of committees.

The assessment is facilitated by outside counsel and the results are reviewed by the Board, which uses the findings to guide enhancements to governance practices, committee structure and Board processes for the following year. This commitment to regular evaluation supports a culture of continuous improvement and reinforces the Board’s focus on governance.

Board Leadership Structure and Role in Risk Oversight

Leadership Structure

Joe Ciaffoni was appointed as an Independent Non-Executive Director in December 2024. He thereafter succeeded Mark Crossley as Chief Executive Officer in May 2025. Dr. David Wheadon has served as Chair of the Board since January 2025. Our Board believes that the separation of the positions of Chief Executive Officer and Chair of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. Though it does not have current plans to do so, our Board may combine the roles of Chief Executive Officer and Chair of the Board in the future if it believes that would be in the best interest of the Company and its shareholders.

Our Chair presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the chair of the board of directors of a company. Dr. Wheadon has provided valuable insight to our Board and brings meaningful perspective to the role.

Risk Management

The Board oversees risk management at the Company which involves the responsibility for understanding the key risks associated with the Company’s business and overseeing the key risk decisions of management, which include certain considerations such as the appropriate balance between risks and rewards. The Board executes its risk management oversight responsibility directly and through its committees, which regularly report back to the Board. For information on specific areas of risk oversight, each committee has a charter describing its specific responsibilities which can be found on the Company’s website at https://ir.indivior.com/corporate-governance/committees. The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale or other disposition of the Company’s securities by directors, officers, and employees. We believe that this Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards applicable to the Company. Among other things, the Insider Trading Policy prohibits trading in the Company’s securities if a director, officer or employee of the Company is aware of material, non-public information (except for transactions pursuant to a written plan that has been adopted in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934 and pre-cleared with the Company).

Our Insider Trading Policy also prohibits directors and officers of the Company from engaging in short sales and buying or selling options or other derivative securities of the Company. In addition, the policy prevents directors and executive officers from holding Company securities in a margin account, hedging or pledging Company securities or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of the Company’s equity securities. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

16

Board Committees

Our Board has established five standing committees to support it in fulfilling its oversight responsibilities: an Audit Committee; Compensation Committee; Compliance & Ethics Committee; Nominating & Corporate Governance Committee; and Science Committee. Each committee operates under a Board-approved charter which is annually reviewed by each committee and can be found at https://ir.indivior.com/corporate-governance/committees. The information contained in, or that can be accessed through, our website is not part of this proxy statement.

The Chair of each committee reports on the activities of the committee at the following Board meeting. Copies of all materials and the minutes of meetings of the committees are available to all Directors. The high-level oversight responsibilities and membership for each of the Board’s five standing committees is as follows:

Audit Committee
Members: Juliet Thompson, Chair Tony Kingsley Barbara Ryan Mark Stejbach 6 Meetings held in 2025

Responsible for, among other things:

●      the integrity of the Company’s financial statements;

●      the Company’s accounting and financial reporting processes;

●      the effectiveness of the Company’s internal controls over financial reporting;

●      the Company’s financial strategy, policies, and practices;

●      the Company’s global tax strategy;

●      the Company’s internal audit function;

●      the assessment of the enterprise risk management program;

●      the appointment, compensation, retention, evaluation, policies, and oversight of the work of our independent registered public accounting firm; and

●      oversight of cybersecurity risks.

All members are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq.

Juliet Thompson qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.

Refer to the section entitled “Audit Committee Report”

Compensation Committee
Members: Barbara Ryan, Chair Tony Kingsley Daniel Ninivaggi Dr. David Wheadon 7 Meetings held in 2025

Responsible for, among other things:

●      evaluating the performance of and recommending to the Board the compensation of the Company’s Chief Executive Officer and Named Executive Officers;

●      reviewing and recommending to the Board the compensation of the members of the Board;

●      approving, overseeing and periodically reviewing the Company’s incentive compensation plans;

●      reviewing and evaluating any compensation risks;

●      advising the Board on management proposals to shareholders on executive and director compensation; and

●      oversight of the Company’s stock ownership guidelines, clawback and recoupment policies, employment agreements, and talent management.

All members are “non-employee directors” as defined by SEC rules.

All members are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq.

Refer to the section entitled “Compensation Committee Report.”

Compliance & Ethics Committee
Members: Mark Stejbach, Chair Dr. Keith Humphreys Juliet Thompson 3 Meetings held in 2025

Responsible for, among other things:

●      the Company’s Integrity & Compliance Program, including oversight of the Chief Integrity & Compliance Officer;

●      information about confidential reports submitted by members of the workforce or third parties relating to matters which could have a material impact on the Company; and

●      annual review of the Company’s Code of Conduct.

All members are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq.

17

Nominating & Corporate Governance Committee
Members: Daniel Ninivaggi, Chair Barbara Ryan Juliet Thompson 9 Meetings held in 2025

Responsible for, among other things:

●      the director selection process;

●      Board leadership structure and committee composition;

●      succession planning for the CEO;

●      the review and evaluation of director service on other boards and changes in primary employment; and

●      oversight of the Company’s corporate governance matters, including compliance with listing standards, governance policies, conflicts of interest, environmental, social and governance (ESG matters and shareholder proposals.

All members are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq.

Science Committee
Members: Dr. Keith Humphreys, Chair Mark Stejbach Dr. David Wheadon 2 Meetings held in 2025

Responsible for, among other things:

●      oversight of the Company's research and development (“R&D”) strategy, pipeline, programs, and policies;

●      identifying and advising on significant emerging trends and issues relevant to the success of the Company's R&D activities;

●      reviewing and making recommendations to the Board, its committees and management regarding scientific, medical, and R&D aspects of Company transactions and projects; and

●      assisting the Board in its oversight of the Company's risk management in areas affecting or relating to the Company's intellectual property and R&D.

All members are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq.

Compensation Committee Interlocks and Insider Participation

During the 2025 fiscal year, the members of our compensation committee were Peter Bains, Jo LeCouilliard, Tony Kingsley, Daniel Ninivaggi, Barbara Ryan, and Dr. David Wheadon. Mr. Bains and Ms. LeCouilliard left the board in May 2025, and Mr. Ninivaggi and Mr. Kingsley were appointed to the compensation committee in May 2025 and July 2025, respectively. No member of our compensation committee is or has ever been an executive officer or employee of ours. In addition, none of our executive officers currently serves, or has served during the last completed year, on the board of directors, compensation committee or other committee serving an equivalent function, of any other entity that has, or had at the time of such executive officer’s service, one or more officers serving as a member of our Board or compensation committee.

Board Meeting Attendance

During the year ended December 31, 2025, our Board held a total of fifteen meetings. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and meetings of any committee of which they were a member, which were held during the time in which they were a director or a committee member, as applicable.

Code of Conduct for Employees, Executive Officers and Directors

Our Board has adopted a Code of Conduct applicable to all of our employees, executive officers and directors. In addition, the Board has adopted a Code of Ethics for Senior Financial Officers. Both documents are available on our website at https://ir.indivior.com/corporate-governance/overview. The Board (in the case of a violation by a director or executive officer) and the Chief Legal Officer (in the case of a violation by any other person) in consultation with the Chief Integrity & Compliance Officer may, in its discretion, waive any violation of the Code of Conduct. The Board may, in its discretion, waive any violation of the Code of Ethics for Senior Financial Officers. If the Company makes any changes in, or provides waivers from, the provisions of either code that the SEC requires it to disclose, the Company intends to disclose these events in the “Corporate Governance” section of its website.

18

Director Attendance at Annual Meetings

Our Board has a policy of encouraging director attendance at our annual meetings of shareholders, but attendance is not mandatory. Our Board and management team encourage all our directors to attend the Annual Meeting. All our directors attended the 2025 Annual General Meeting in May 2025.

Shareholder Communications with our Board

Shareholders seeking to communicate with our Board must submit their written comments to our Company Secretary, Indivior Pharmaceuticals, Inc., 10710 Midlothian Turnpike, Suite 125, North Chesterfield, VA 23235. All communications received as set forth above will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to the Company’s Directors. The Secretary will forward copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or its committees or that the Secretary otherwise determines requires the attention of any member or committee of the Board. The Secretary will not forward communications received that are unrelated to the responsibilities of the Board, including mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations, patently offensive or otherwise inappropriate material.

Compensation of Non-Employee Directors

During FY25, we were incorporated under the laws of England and Wales. In anticipation of redomiciling from the U.K. to the U.S., we had been working since 2024 to bring our approach to director compensation in line with U.S. market practices for U.S. listed companies of a similar size and profile. The largest differences between market practice in the two jurisdictions relate primarily to the amount of compensation and the U.S. practice of delivering a portion of non-employee director compensation in the form of equity.

The U.K. regulatory environment creates complexity around awarding equity grants to non-employee directors. These complexities include provisions of English law with respect to pre-emption rights and allotment of shares under the U.K. Companies Act. As a result, the non-employee directors were not eligible to participate in our equity incentive plans while we were a U.K. company.

As part of our transition to U.S. corporate governance and compensation practices, we implemented a program in FY25 to ensure that a meaningful amount of the fees paid to our non-employee directors were held in Company shares. To address the regulatory restrictions in the U.K. and achieve this objective, we established the Non-Employee Director Share Program (the “NED Share Program”). Effective following the Annual General Meeting on May 8, 2025, we restructured the non-employee director fees to mandate that a portion of the retainer would be invested in Company shares. For our five U.S. non-employee directors serving at that time, we entered into a Collective Purchase Plan between the Company, J.P. Morgan Securities LLC and each of the five U.S. non-employee directors. The funds for purchase of shares were deposited directly by the Company, on behalf of each director, into a brokerage account for the purchase of Company shares. Because Ms. Thompson is a U.K. resident, she was not eligible to participate in the Collective Purchase Plan, so she purchased the equivalent number of shares in the open market and the Company reimbursed her. Mr. Kingsley joined the Board following the establishment of the Collective Purchase Plan, so the Company provided Mr. Kingsley with funds to purchase the equivalent number of shares, and he purchased the shares in the open market.

FY25 Non-Employee Director Compensation Policy

The table below sets out the fees for the non-employee directors from January 1, 2025, to May 8, 2025:

	Fee in GBP(1)	Fee in USD(1)
Chair Retainer(2)	£275,000	$500,000
Non-Employee Director Retainer	£55,000	$79,387
Additional Lead Independent Director Fee	£20,000	-
Additional Committee Chair Fee (all committees)	£20,000	$28,868
Additional Committee Membership Fee (all committees)	£10,000	$14,434

(1)	Fees were paid to each director in such Director’s local currency. In 2025, a fixed exchange rate (GB£1:U.S.$1.25) was applied to translate British pounds (“GBP”) into U.S. dollars (“USD”), effectively setting fees at that time, on both a U.K. and U.S. basis.

(2)	The Chair of the Board does not receive any additional fees for being a member of the committees or for chairing any committee.

19

The table below sets out the fees on an annualized basis for the non-employee directors from May 8, 2025, through our redomicile to the U.S. effective January 26, 2026. The increase in fee amounts reflects the implementation of the NED Share Program discussed above, as the fees below include cash fees that were paid to facilitate the purchase of Company shares pursuant to the NED Share Program:

	Fee in GBP(1)	Fee in USD(1)
Chair Retainer(2) (3)	n/a	$500,000
Non-Employee Director Retainer(3)	£200,000	$250,000
Additional Lead Independent Director Fee	£20,000	$25,000
Additional Committee Chair Fee (Audit & Risk Committee and Compensation Committees)	£24,000	$30,000
Additional Committee Chair Fee (Compliance, Ethics & Sustainability, Nomination and Science Committees)	£16,000	$20,000
Additional Committee Membership Fee (Audit & Risk Committee and Compensation Committees)	£12,000	$15,000
Additional Committee Membership Fee (Compliance, Ethics & Sustainability, Nomination and Science Committees)	£8,000	$10,000
NED Share Program(3)	£70,000	$87,500

(1)	Fees were paid to each director in such Director’s local currency. In 2025, a fixed exchange rate (GB£1:US$1.25) was applied to translate GBP into USD, effectively setting fees at that time, on both a U.K. and U.S. basis.

(2)	The Chair of the Board does not receive any additional fees for being a member of the committees or for chairing any committee.

(3)	The NED Share Program fees listed above were included as part of the Chair Retainer and Non-Employe Director Retainer listed above and were not in addition to those amounts. For the Chair Retainer, 80% was allocated to the NED Share Program. For the other Non-Employee Directors, 70% was allocated to the NED Share Program.

2025 Non-Employee Director Compensation

The following table sets forth the compensation for our non-employee directors during FY2025. Mr. Ciaffoni, our Chief Executive Officer, is not included in this table. Information regarding Mr. Ciaffoni’s compensation is included in the Summary Compensation Table.

Name	Fees earned or paid in cash ($)(1)(2)	Total ($)(3)
Peter Bains(4)	$39,920	$39,920
Keith Humphreys	$196,785	$196,785
Tony Kingsley(5)	$140,000	$140,000
Jo LeCouilliard(4)	$42,035	$42,035
Daniel Ninivaggi(6)	$186,697	$186,697
Barbara Ryan	$220,466	$220,466
Robert Schriesheim(7)	$19,606	$19,606
Mark Stejbach	$217,511	$217,511
Juliet Thompson(8)	$251,563	$251,563
David Wheadon(8)	$441,027	$441,027

(1)	Amounts represent gross amount of cash fees earned in FY25. Pursuant to U.K. law, certain amounts were remitted in respect of taxes for both U.K. and U.S. directors.

(2)	Includes certain cash fees that were paid to facilitate the purchase of Company shares pursuant to our NED Share Program. The amount of cash provided in lieu of stock awards for each director was as follows: (i) Keith Humphrey, Tony Kingsley, Barbara Ryan, Mark Stejbach and Juliet Thompson: $87,500, and (ii) David Wheadon: $200,000. For more information, see the description of our NED Share Program under “Compensation of Non-Employee Directors.”

(3)	Mr. Bains, Ms. LeCouilliard and Ms. Thompson received cash fees in GBP. For purposes of presentation in this Director Compensation Table, these amounts were converted to USD on the basis of the fixed exchange rate (GB£1:US$1.25) established in 2025 to translate GBP into USD.

(4)	Mr. Bains and Ms. LeCouilliard did not stand for re-election and their terms ended on May 8, 2025.

(5)	Mr. Kingsley joined the Board on July 1, 2025.

(6)	Mr. Ninivaggi joined the Board on January 31, 2025.

(7)	Mr. Schriesheim resigned from the Board on March 2, 2025.

(8)	Dr. Wheadon became Chair of the Board effective January 27, 2025. Ms. Thompon served as Interim Chair from January 1, 2025, until January 27, 2025.

20

FY26 Non-Employee Director Compensation Policy

Our redomicile to the U.S. was effective in January 2026 and, as a result, we are now able to award stock to our non-employee directors through the 2026 Omnibus Equity Incentive Plan. In addition, the position of Lead Independent Director was discontinued because the Company has an independent Chair. Beginning on the effective date of the redomicile, the following fees are payable to the non-employee directors:

Annual Compensation			Additional Annual Cash Retainers(1)(2)
Cash Retainer	$75,000	(1)	Committees:	Chair	Member
Cash Retainer (Chair)	$100,000	(1)	Audit	$30,000	$15,000
Equity Award(4)	$250,000	(3)	Compensation	$30,000	$15,000
Equity Award (Chair)(4)	$400,000	(3)	Compliance & Ethics	$20,000	$10,000
			Nominating & Corporate Governance	$20,000	$10,000
			Science	$20,000	$10,000

(1)	Cash retainers are earned and paid in quarterly installments. A non-employee director who does not serve for an entire calendar quarter shall receive a prorated portion of the retainer(s) otherwise payable.

(2)	The Chair of the Board does not receive compensation for committee service.

(3)	On the date of each annual meeting of shareholders, each non-employee director, except the Chair of the Board, is granted RSUs of the Company, with the number of such RSUs determined by dividing $250,000 by the closing price of our Common Stock on the date of grant, rounded down to the nearest whole number. The Chair of the Board is granted RSUs of the Company, with the number of such RSUs determined by dividing $400,000 by the closing price of our Common Stock on the date of grant, rounded down to the nearest whole number. (“Annual Awards”) A non-employee director elected for the first time to the Board at an annual meeting shall receive only an Annual Award in connection with such election and shall not receive any Initial Award (as defined below) on the date of such annual meeting.

(4)	Each Listing Award, Annual Award and Initial Award shall vest on the earlier of (i) the day immediately preceding the date of the first annual meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the non-employee director continuing in service on the Board through the applicable vesting date; provided that, notwithstanding the foregoing, each such award shall vest upon the non-employee director’s termination of service on the Board due to death or disability.

In addition to the annual equity award, each non-employee director serving on the Board as of the Company’s U.S. re-domiciliation in January 2026 received restricted stock units (“RSUs”) with respect to a number of shares with an aggregate fair value on the date of grant equal to $125,000, rounded down to the nearest whole share, except with respect to the Chair of the Board who received an award of RSUs with respect to a number of shares with an aggregate fair value on the date of grant equal to $200,000, rounded down to the nearest whole share (“Listing Awards”).

In addition to the foregoing annual compensation, each new non-employee director initially appointed to the Board other than at an annual meeting will receive RSUs of the Company with respect to a number of shares with an aggregate fair value on the date of grant equal to the Annual Awards described above prorated for the date such director joined the Board through the following annual meeting of shareholders (“Initial Awards”).

21

Our Environmental, Social and Governance Initiatives

Led by our guiding principles, we are working to transform the lives of the 4.8 million people in the U.S. diagnosed with OUD.

We are proud of our efforts to foster a thriving workplace, support the communities where we operate, and remain mindful of our impact on the planet:

●	Our patient support programs have distributed $61 million during 2025 to support people with OUD.

●	We installed solar panels at our Fine Chemical Plant in the U.K.

●	We implemented sustainable packaging for U.S. SUBLOCADE®.

●	We converted 89% of our U.S. fleet to hybrid vehicles as of the end of 2025.

●	We donated $1 million in 2025 to community support programs.

22

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages as of the date of this proxy statement, except for Mr. Ciaffoni, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above.

Joe Ciaffoni Executive Director and Chief Executive Officer Age: 55 Joined Indivior: 2024	See “Proposal 1: Election of Directors” above for information regarding Mr. Ciaffoni.
Pat Barry Chief Commercial Officer Age: 58 Joined Indivior: 2025

Mr. Barry was appointed Chief Commercial Officer in June 2025. Mr. Barry is a proven commercial leader with more than 30 years of experience in the pharmaceutical, biotech, and medical device industries, having held leadership roles across both U.S. and global organizations; he brings a strong track record of building high-performing teams and galvanizing organizations around a shared purpose to drive both operational and strategic success. Prior to joining Indivior, Mr. Barry served as Executive Vice President and Chief Commercial Officer at Endo International plc from November 2016 to May 2025. Endo International plc filed a voluntary bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code in August 2022 and emerged from bankruptcy in April 2024 as Endo, Inc. following a successful restructuring. Mr. Barry previously held senior leadership roles at Sanofi S.A., including Head of U.S. Specialty and North American Region Head for General Therapeutics. Mr. Barry holds an MBA from Cornell University and a BA in Public Relations & Marketing from McKendree University.

Jeff Burris Chief Legal Officer Age: 54 Joined Indivior: 2021

Mr. Burris was appointed Chief Legal Officer in December 2021. He brings over 25 years of extensive legal, life sciences, and public company experience to Indivior, including over 17 years as the head of the legal function at various life sciences companies. Mr. Burris joined Indivior from Arbor Pharmaceuticals, LLC (acquired by Azurity Pharmaceuticals, Inc.) where he was Vice President, General Counsel, Chief Compliance Officer, and Secretary from October 2018 to October 2021. Prior to that he was Vice President, General Counsel, Chief Compliance Officer, and Secretary at Alimera Sciences, Inc. (acquired by ANI Pharmaceuticals, Inc.), a publicly traded pharmaceutical company, from April 2015 to September 2018, and Vice President, General Counsel, and Chief Compliance Officer at CryoLife, Inc. (now known as Artivion, Inc.), a publicly traded biotechnology company, from February 2008 to August 2014. Mr. Burris started his career in the corporate law group at Arnall Golden Gregory LLP focused on mergers, acquisitions, divestitures, contracting, and licensing work. He then moved in-house to Waste Management, Inc., where he was Senior Counsel focused primarily on acquisitions and divestitures of Waste Management’s Southern Group. Mr. Burris holds a BA in History and Economics from the University of Tennessee and a JD from The University of Chicago Law School.

23

Dr. Christian Heidbreder Chief Scientific Officer Age: 63 Joined Indivior: 2014

Dr. Heidbreder has served as Chief Scientific Officer since December 2014. Dr. Heidbreder brings over 35 years of experience in the neurosciences, spanning academia, government, and industry across Europe and the United States. He has authored or co-authored more than 500 peer-reviewed publications, reviews, and conference proceedings, with over 12,000 citations. Before transitioning to industry, Dr. Heidbreder spent a decade in academia, holding research and teaching positions at the University of Louvain (Belgium), the National Institute on Drug Abuse (NIDA) in Baltimore (USA), and the Swiss Federal Institute of Technology (ETH) in Zürich (Switzerland). Over the past 25 years, he has held senior leadership roles at SmithKline Beecham and GSK’s Neuroscience R&D centers in the U.K. and Italy, Altria’s Health Sciences division in the U.S., and Reckitt Benckiser in both the U.S. and U.K. Following the demerger of Reckitt Benckiser’s pharmaceutical division, he joined Indivior as Chief Scientific Officer, where he leads global R&D and Medical Affairs & Safety operations, with a focus on developing innovative treatments for substance use disorders. Dr. Heidbreder holds BA, MA, and PhD degrees in Psychology from the University of Louvain and a Certificate in Strategic Innovation from the Wharton School. Since 2010, he has served as an Affiliate Professor in the Department of Pharmacology & Toxicology at Virginia Commonwealth University School of Medicine. He is also a former Governance Fellow of the National Association of Corporate Directors (2014–2024) and served on the National Advisory Council on Drug Abuse (2018–2023) and the NIH’s HEAL Multi-Disciplinary Working Group (2018–2023), supporting efforts to combat the opioid crisis in the U.S.

Ryan Preblick Chief Financial Officer Age: 50 Joined Indivior: 2012

Mr. Preblick was appointed Chief Financial Officer in November 2020, having served as Interim Chief Financial Officer since June 2020. From November 2022 to December 2024, he served as an executive director on the Board. Mr. Preblick has been in a financial leadership capacity since joining Indivior in 2012 as U.S. Commercial Controller. Prior to his appointment as Interim Chief Financial Officer in June 2020, Mr. Preblick was Senior Vice President-Global Finance & Commercial Operations. This included overseeing all key financial management, analysis, and reporting elements of the group’s global business. Prior to that, he was Vice President-U.S. Finance with responsibility overseeing all financial aspects of the U.S. business, including management, planning, analysis and reporting, government pricing and managed care contracting operations. Mr. Preblick began his career in corporate finance at Honeywell International and then spent twelve years at Altria Company (including Phillip Morris USA) in finance leadership roles of increasing responsibility working with Treasury, Financial Planning & Analysis, Market Analytics, Supply Chain, and Brand Decision Support. Mr. Preblick holds a BS in Finance from Penn State University and an MBA from the University of Richmond.

24

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are conducting a shareholder advisory vote on the compensation paid to our Named Executive Officers (“NEOs”). This proposal, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their views on our NEOs’ compensation. The vote is advisory, and, therefore, it is not binding on the Board, the compensation committee, or the Company. Nevertheless, the compensation committee will take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is designed to attract, motivate and retain our NEOs who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our shareholders and our “pay-for-performance” philosophy. We encourage our shareholders to read the “Compensation Discussion and Analysis” section as well as the “Summary Compensation Table” table below and other related compensation tables and narrative disclosures, which describe our executive compensation philosophy, programs, and practices and the 2025 compensation of our NEOs.

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure.

We are asking our shareholders to indicate their support for the compensation of our NEOs as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our executive compensation philosophy, programs, and practices as described in this proxy statement.

The Board of Directors recommends a vote FOR Proposal 2

25

Compensation Discussion & Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program, philosophy, decisions and process for the compensation of our Named Executive Officers (“NEOs”) for fiscal year 2025 (“FY25”):

Named Executive Officer	Title
Joe Ciaffoni	Chief Executive Officer (since May 8, 2025)
Mark Crossley	Former Chief Executive Officer (until May 8, 2025)
Ryan Preblick	Chief Financial Officer
Christian Heidbreder	Chief Scientific Officer
Pat Barry	Chief Commercial Officer (since June 2, 2025)
Jeff Burris	Chief Legal Officer
Richard Simkin	Former Chief Commercial Officer (until May 30, 2025)

This CD&A is organized into six sections:

●	Executive Summary (page 26)

●	Our Compensation Philosophy (page 28)

●	Our Compensation Process (page 29)

●	Compensation of Our NEOs in FY25 (page 31)

●	Other Compensation Policies and Practices (page 35)

●	Compensation Committee Report (page 36)

This discussion should be read together with the compensation tables and related disclosures that follow.

Executive Summary

Our Approach to Executive Compensation

During FY25, we initiated a process to redomicile the Company from the U.K. to the U.S., which we completed in January 2026. In anticipation of this redomicile, we have been working to bring our approach to executive compensation in line with U.S. market practices for U.S. listed companies of a similar size and profile. Some of the executive compensation reported in this proxy statement reflects prior U.K. remuneration practices.

We follow a pay-for-performance and market-competitive philosophy, intended to drive business results and maximize shareholder value. Compensation is therefore highly incentive-based and heavily weighted towards long-term awards to emphasize long-term performance.

Elements of Compensation

Indivior’s compensation for the NEOs generally consists of the following elements:

Element		Key Characteristics	Purpose
Base Salary		Fixed cash compensation	Provides market competitive baseline compensation to attract and retain top-tier talent
Annual Incentive Plan (AIP)		Variable cash incentive compensation earned at 0% - 200% based generally on achievement of performance metrics over a one-year performance period	Motivates and rewards achievement of profitable growth
Long Term Incentive Plan (LTIP)	PSUs	Variable equity-based incentive compensation earned at 0% - 200% based generally on achievement of Relative TSR performance metric over a three-year performance period	Aligns NEOs’ interests with those of our shareholders by motivating and rewarding achievement of long-term shareholder value and growth; promotes retention
	RSUs	Equity-based incentive compensation that generally vests over a three-year period; value tied to our stock price	Aligns NEOs’ interests with those of our shareholders by rewarding long-term value creation; promotes retention

26

Compensation Governance Features

We believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and executives:

What We Do		What We Don’t Do
✓	Balance of short-term and long-term incentives	🗶	No payout of short-term or long-term awards greater than 200% of target
✓	Substantial portion of executive compensation is at risk and tied to enhanced shareholder value	🗶	No hedging or pledging of shares as collateral
✓	Different performance measures used for short-term and long-term incentive programs	🗶	No excessive change in control severance benefits
✓	Robust Stock Ownership Guidelines	🗶	No repricing of stock options
✓	Clawback Policy
✓	Two triggers required for the payment of most change in control benefits
✓	Hire an independent advisor to the compensation committee

CEO Transition Highlights

In February 2025, we announced a CEO transition plan pursuant to which, on May 8, 2025, Mr. Ciaffoni became CEO of the Company. Mr. Crossley, our CEO since June 2020, resigned from that role effective as of the same date and remains available during a consulting period for one year following his resignation as CEO. The Board approved certain compensation arrangements in connection with, and in support of, the CEO transition, the highlights of which are summarized below. In addition, shareholders approved these arrangements as part of the U.K. Remuneration Policy at the 2025 Annual General Meeting.

Current CEO – Joe Ciaffoni	Former CEO – Mark Crossley

●       Base salary of $1,050,000 and annual cash bonus opportunity targeted at 100% of base salary, up to a maximum of 200%

●       On-hire long-term incentive award of

(i) performance stock units (“PSUs”) with a grant-date value of 12 times the initial base salary, subject to a cap of 1.575 million shares, based on the achievement of specified share price hurdles and certain other conditions, and

(ii) restricted stock units (“RSUs”) with a grant-date value of 4 times the initial base salary, subject to a cap of 525,000 shares

●      Annual long-term incentive awards beginning in 2026

●       Annual base salary and employee benefits payable through “Garden Leave” ending on May 8, 2026

●       AIP bonus for 2025 at a level consistent with Company policy (without pro-ration) based on only non-financial performance measures related to delivering a smooth transition to Mr. Ciaffoni

●       An additional annual bonus opportunity for 2025 of $250,000 based on achieving the Group’s internal Net Revenue and Adjusted Operating Profit targets for Q1 and Q2 2025

●       Continued vesting and release of shares (subject to applicable performance conditions) for 2020, 2021, 2023 and 2024 LTIP awards

●       Outplacement services in an amount up to $50,000

●       Tax return support through the 2027 tax year

●       Up to $40,000 for reasonable legal fees incurred in connection with review and negotiation of the separation

27

FY25 Outcomes

Under the new leadership of Mr. Ciaffoni, the Company generated strong positive momentum in FY25, which included growing U.S. SUBLOCADE® net revenues, simplifying the organization and transforming the Company’s operating model. The Company generated record full-year total SUBLOCADE® Net Revenue of $856 million, full-year GAAP Net Income of $210 million, and full-year Adjusted EBITDA2 of $428 million. These outcomes led to a strong increase in shareholder value, as measured in the Company’s relative stock price performance in FY25 versus key indices:

As a result of this substantial increase in value, and consistent with our pay-for-performance philosophy, the payouts under our incentive plans for 2025 were substantially above target payout levels, given over-achievement against established performance targets.

Our Compensation Philosophy

Compensation Objectives and Structure

Our executive compensation program is designed to achieve:

●	Pay for Performance: Executive compensation should be meaningfully linked to Company performance and individual contribution.

●	Alignment with Shareholders: Long-term equity incentives are designed to align executives’ interests with long-term shareholder value creation.

●	Market Competitiveness: Compensation opportunities are designed to be competitive with peer companies to attract and retain executive talent.

●	Risk Management: Compensation programs are structured to avoid encouraging excessive risk-taking.

We aim to be at the 50th percentile of the market, with adjustments based on overall individual and Company performance and a focus on retention of key talent. Our executive compensation is highly incentive based and weighted toward long-term awards to emphasize long-term performance and support retention. Through a mixture of cash- and stock-based compensation elements, we seek to link the majority of each NEO’s target total direct compensation to performance incentives. The following charts illustrate the mix of components that make up FY25 target total annual direct compensation for our NEOs, excluding the special on-hire equity incentive awards granted to Mr. Ciaffoni upon becoming CEO, as described elsewhere in this proxy statement.

2 Adjusted EBITDA is a financial measure not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) that represents GAAP net income adjusted to exclude interest expense, interest income, income tax expense or benefit, depreciation and amortization, as well as sharebased compensation and other adjustments reflecting changes in our business that do not represent ongoing operations. A reconciliation to the most directly comparable GAAP measure is available in the Annex that appears at the end of this proxy statement.

28

Our Compensation Process

Our compensation committee reviews and establishes, annually, the pay levels of each element of total compensation for our NEOs. Compensation decisions are based primarily on the following:

●	Annual Performance Reviews. Our Chief Executive Officer conducts and presents an assessment of our corporate performance and the performance reviews of the other NEOs to the compensation committee after the end of each fiscal year. The compensation committee takes this into account in reviewing and determining the compensation of each NEO, along with consideration of individual factors, such as potential for future contributions to our growth, industry experience and retention concerns.

●	Peer and Industry Data. Our compensation committee considers peer and industry data provided by its independent compensation consultant, currently Mercer (US) LLC, as a reference in setting base salaries and target cash compensation, determining appropriate levels and mix of equity compensation and determining the type and portion of compensation tied to performance goals.

●	Chief Executive Officer Recommendations. The compensation committee seeks input from our Chief Executive Officer for setting the salary and target cash compensation levels for the other executive Officers, and for purposes of setting annual performance metrics and target incentive amounts for awards granted to the other executive Officers.

Role of the Compensation Committee

Our compensation committee, which consists of four independent directors, has primary responsibility for overseeing and administering the compensation program for our NEOs. In making executive compensation decisions, our compensation committee considers a variety of factors and data, most importantly our corporate performance and individual executives’ performance, and takes into account the totality of compensation that may be paid and compensation trends amongst our peer group. Our compensation committee retains the right to hire outside advisors as needed to assist it in reviewing and revising our executive compensation program.

The responsibilities of the compensation committee are set forth in detail in the “Corporate Governance” section in this proxy statement and in the compensation committee charter, which can be found on our website at https://ir.indivior.com/corporate-governance/committees. In particular, the compensation committee annually reviews the base salaries, cash incentives and equity compensation of our NEOs and periodically reviews other elements of our compensation program.

Role of the Independent Compensation Consultant

Our compensation committee believes that independent advice is critical in developing the Company’s executive compensation programs. The compensation committee was advised by Mercer, an independent compensation consultant, during the year ended December 31, 2025. Mercer provides guidance to the compensation committee on trends in executive and non-employee director compensation, the development of specific executive compensation programs and the composition of the Company’s compensation peer group. Mercer also engages in other matters as needed and as directed solely by our compensation committee.

29

The Company pays the cost for Mercer’s services. However, the compensation committee retains the sole authority to direct, terminate or engage Mercer’s services. Mercer and its affiliates provided other advisory services to us in 2025, but the fees for those services did not exceed $120,000 during the fiscal year ended December 31, 2025. Mercer reports directly to the compensation committee. Our compensation committee assesses its compensation consultants’ independence annually and, in accordance with applicable SEC and Nasdaq rules, confirmed that Mercer’s work or relationships did not raise any conflicts of interest.

Role of the Chief Executive Officer

Each year our Chief Executive Officer provides an assessment of the performance of each executive Officer, other than himself, for the prior year period and makes recommendations to our compensation committee about the compensation of each executive, which is ultimately approved by the Board.

Our compensation committee reviews and considers the Chief Executive Officer’s recommendations together with all the other information presented, including the input and recommendations of its compensation consultant, in determining the elements of compensation and target compensation levels for each NEO. Our compensation committee makes a recommendation to the Board with respect to Chief Executive Officer compensation, which is ultimately approved by the Board.

Peer Group Determination

Market practices are one of the considerations taken into account by our compensation committee when determining executive compensation levels and compensation program design. In evaluating market practices, we generally aim to be at the 50th percentile of the market, with adjustments based on overall individual and Company performance and a focus on retention of key talent.

Our compensation committee uses a peer group to provide context for its executive compensation decision-making. Each year, the compensation committee’s independent compensation consultant reviews the external market landscape and evaluates the composition of our peer group for appropriateness.

At the time our 2025 peer group was selected in September 2024, our compensation committee asked Mercer to develop a potential list of U.S. peers in alignment with the Company’s plans to redomicile to the U.S. The methodology used included:

●	Industry and location: only companies in the pharmaceutical or biotech industries that are also U.S. headquartered or primarily listed on a major U.S. exchange and provide full U.S. SEC disclosures

●	Size and market cap: companies within a 0.4X to 2.5X range of our revenue and market capitalization at that time

●	Business fit: companies with comparable business descriptions and profitability

For each of the companies in our peer group, where available, we analyze the company’s Compensation Discussion and Analysis, Summary Compensation Table and other data publicly filed during the prior and current year to identify the executives at such companies whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position. We may also supplement the data for our peer group with published compensation surveys, where appropriate.

The peer group for determining our 2025 compensation decisions consisted of the following companies:

ACADIA Pharmaceuticals Inc.	Emergent BioSolutions Inc.	Novavax, Inc.
Alkermes plc	Exact Sciences Corporation	Pacira BioSciences, Inc.
Alnylam Pharmaceuticals, Inc.	Exelixis, Inc.	PTC Therapeutics, Inc.
Amneal Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	Sarepta Therapeutics, Inc.
Amphastar Pharmaceuticals, Inc.	Intra-Cellular Therapies, Inc.	Supernus Pharmaceuticals, Inc.
BioMarin Pharmaceutical Inc.	Neurocrine Biosciences, Inc.	Ultragenyx Pharmaceutical Inc.
Corcept Therapeutics Incorporated		United Therapeutics Corporation

For 2025, the compensation committee removed Hikma Pharmaceuticals PLC, Swedish Orphan Biovitrum AB (publ), Almirall, S.A., Laboratorios Farmaceuticos Rovi, S.A., Myriad Genetics, Inc., and Ironwood Pharmaceuticals based on being headquartered in Europe, revenue range, or business fit.

30

Compensation of Our NEOs in FY25

Base Salary

Historically, our compensation committee has reviewed the base salaries of our NEOs in the fourth quarter of each year, with increases effective January 1st. For 2025, the base salaries of Mr. Preblick, Dr. Heidbreder, Mr. Burris and Mr. Simkin were determined in November 2024 and became effective January 1, 2025. The compensation committee reviewed the recommendation of Mr. Crossley with respect to these base salaries and determined that Mr. Preblick, Dr. Heidbreder and Mr. Simkin would receive increases of 3.5%, consistent with the wider workforce merit budget. Mr. Burris received a base salary increase of 13.6% in consideration of alignment with U.S. market practices. The compensation committee also determined that Mr. Crossley would receive a base salary increase of 3.5%, effective January 1, 2025, which was aligned with the average increase for the wider workforce.

The compensation committee set Mr. Ciaffoni’s base salary to align with his experience as a proven U.S. public company CEO with more than 30 years of experience in pharmaceuticals and biotech. Mr. Barry’s base salary was set in connection with his hiring as Chief Commercial Officer in June 2025. As a result, FY25 base salaries for the NEOs were as follows:

NAMED EXECUTIVE OFFICER	FY25 Base Salary	% Change from FY24
Joe Ciaffoni	$1,050,000	N/A
Mark Crossley	$902,261	3.5%
Ryan Preblick	$558,820	3.5%
Christian Heidbreder	$652,628	3.5%
Pat Barry	$700,000	N/A
Jeff Burris	$569,000	13.6%
Richard Simkin	$780,082	3.5%

Going forward, the compensation committee intends to establish all elements of compensation, including base salary, at the regularly scheduled compensation committee meeting in February of each year, as part of a total direct compensation assessment process.

Annual Incentive Plan (“AIP”)

Our AIP provides for annual cash incentives which are based on revenue, profitability and strategic key performance indicators (“KPIs”). For FY25, the AIP was determined to be achieved at the maximum level based on the Company’s performance against these measures.

The specific FY25 AIP performance goals and achievement levels are illustrated below.

Performance Measure	Weighting	Minimum / Threshold	Target	Maximum	FY25 Actual
Global SUBLOCADE® Net Revenue ($M)	60%	$727	$765	$803	$856
Adjusted Operating Profit[3] ($M)	30%	$195	$217	$239	$418
KPIs	10%	3	6	8	8
Payout		50%	100%	200%	200%

For FY25, the maximum performance levels were achieved with respect to Global SUBLOCADE® net revenue and Adjusted Operating Profit. Each of the remaining strategic KPIs were also achieved.

3 Adjusted Operating Profit is a Non-GAAP financial measure. For the FY25 AIP, it was determined by taking the operating profit or loss determined under U.S. GAAP, adjusting for significant expenses that do not reflect the Company’s ongoing operations and adding back any in-process research and development expenses.

31

The KPIs that were achieved for FY25, which were each afforded 2 KPI points, included (i) completion of a multiple dose pharmacokinetics study related to INDV-6001, (ii) submission of materials to regulators and request for an end-of-Phase 2 regulatory meeting related to INDV-6001, (iii) completion of clinical proof-of-concept study related to INDV-2000, and (iv) development of chemistry, manufacturing and controls (“CMC”) to supply a Phase 3 program for INDV-2000.

For FY25, the AIP also included an ESG modifier which would result in a downward adjustment to the AIP if not achieved. The ESG modifier included the following metrics: (i) executing on all Real-World Evidence studies, (ii) completing 2025 peer-reviewed publications and conference presentations, (iii) maintaining compliance with all government agreements and continuing to promote a “Speak Up” culture demonstrated through Ethisphere survey results at or above benchmark standards, and (iv) implementing key initiatives that will lead to long-term Scope 1 and 2 carbon emissions reductions. All of the ESG metrics were determined to be achieved and therefore no downward adjustments were made to the AIP maximum payout.

In setting the year-long performance goals for the AIP, the compensation committee sought to incentivize growth through both top-line and bottom-line goals as well as strategic KPIs. The compensation committee believes that AIP target levels should reflect goals which are rigorous yet reasonable and which take into account market conditions and prior performance. Revenue targets for SUBLOCADE® were set higher than prior year performance to reflect the importance of driving this critical growth area. The target for Adjusted Operating Profit was set below the prior year performance level consistent with the FY25 budget, reflecting reduced levels of SUBOXONE Film revenue and structural changes made during 2024 to refocus the Company on Opioid Use Disorder (“OUD”) and discontinue research and development of categories outside of OUD. Adjusted Operating Profit for the FY25 AIP was determined by taking the operating profit or loss determined under U.S. GAAP, adjusting for significant expenses that do not reflect the Company’s ongoing operations and adding back any in-process research and development expenses.

At the outset of FY25, the AIP performance targets also included a goal related to OPVEE® net revenue. In August 2025, the Company eliminated the sales force and operational structure for OPVEE®. In addition, one of the strategic KPIs related to the Company’s SUBLOCADE® pipeline was determined to be no longer necessary or appropriate given regulatory approval received which no longer necessitated further regulatory submissions. As a result, the compensation committee removed the performance goal related to OPVEE® net revenue and reallocated the weighting of that goal toward the SUBLOCADE® net revenue goal. In addition, for purposes of measuring achievement of the strategic KPIs, the SUBLOCADE® pipeline KPI referenced above was determined to have been achieved. While the compensation committee generally does not intend to adjust performance targets during the course of the year, these adjustments were determined to be appropriate and aligned with pay-for-performance because the Company realized substantial cost savings by discontinuing the OPVEE® sales force and would have incurred substantial unnecessary costs to pursue regulatory approvals which were ultimately determined to be unnecessary.

For the NEOs, the FY25 AIP targets, maximum amount and actual amounts paid to each NEO were as follows:

NEO	FY25 AIP Target (% Base Salary)	FY25 AIP Max (% Base Salary)	FY25 AIP Target ($)	FY25 AIP Actual ($)	FY25 AIP Actual (% Base Salary)
Joe Ciaffoni	100%	200%	$1,050,000	$2,100,000	200%
Mark Crossley(1)	100%	100%	$902,261	$1,804,522	200%
Ryan Preblick	60%	120%	$335,292	$670,584	120%
Christian Heidbreder	60%	120%	$391,577	$783,154	120%
Pat Barry	60%	120%	$420,000	$840,000	120%
Jeff Burris	50%	100%	$284,500	$569,000	100%
Richard Simkin(2)	70%	140%	$546,057	$448,778	140%

(1)	Mr. Crossley’s separation agreement provided that he would receive the annual amount calculated under the AIP for FY25 (without proration) based on delivering a smooth transition to Mr. Ciaffoni (as defined in the separation agreement), which is shown above. His separation agreement also provided for an additional bonus opportunity for FY25 of $250,000 based on achieving the Company’s Net Revenue and Adjusted Operating Profit targets for Q1 and Q2 2025, such amount being included in the “Non-equity incentive plan compensation” column of the Summary Compensation Table that follows this CD&A.

(2)	Mr. Simkin’s actual FY25 AIP payment was prorated based on his retirement on May 30, 2025.

32

Long-Term Incentive Plan

Long-term incentive compensation incentivizes and rewards long-term Company performance, aligns executives’ interests with those of our shareholders, and promotes retention in a highly competitive talent marketplace. Therefore, this element of our executive compensation program forms the largest portion of our NEOs direct compensation. Our long-term incentive compensation is delivered in the form of Performance Stock Units (PSUs) and Restricted Stock Units (RSUs), each granted under our equity incentive plan.

FY25 Award Grants

The compensation committee determined the FY25 awards in February 2025 and the grants were made in early March 2025. In setting the value of each long-term incentive award, the compensation committee considered U.S. market practices and a compensation review conducted by Mercer.

In connection with the CEO transition, and in lieu of a long-term incentive award for 2025, the compensation committee granted Mr. Ciaffoni (i) PSUs with a grant-date value of 12 times his initial base salary, subject to a cap of 1.575 million shares, and (ii) RSUs with a grant-date value of four times the initial base salary, subject to a cap of 525,000 shares (together, the “On-Hire Award”). The shares underlying the PSU award granted to Mr. Ciaffoni vest, if at all, based on the achievement of certain volume weighted average price per share (“VWAP”), conditions during any 30 consecutive trading day period on or after May 8, 2026, subject to a 12-month holding period, as follows: 30% upon achievement of a $15.00 VWAP, 20% upon achievement of a $20.00 VWAP, 20% upon achievement of a $25.00 VWAP, 15% upon achievement of a $30.00 VWAP, and 15% upon achievement of a $35.00 VWAP. These performance targets were established at the time the Company entered into the employment agreement with Mr. Ciaffoni on March 3, 2025, at which time the Company’s closing stock price was $9.55. These performance targets are set forth in his employment agreement. The On-Hire Award to Mr. Ciaffoni was part of the Company’s U.K. Remuneration Policy that was approved by shareholders at the Company’s Annual General Meeting in May 2025.

For the other NEOs, the target value and mix of long-term incentive awards were set at 400% of base salary with a mix of 70% PSUs and 30% RSUs, except that Mr. Barry’s mix was set at 50% PSUs and 50% RSUs. The mix of 70% PSUs and 30% RSUs had been established in 2024 as being market aligned. By the time Mr. Barry was hired in June 2025, however, the compensation committee was beginning to consider shifting to a mix of 50% PSUs and 50% RSUs. In fiscal year 2026 (“FY26”), the Company intends to continue that shift to 50% of each for the NEOs other than the CEO, who will remain at 70% PSUs and 30% RSUs.

NEO	Total FY25 LTIP	Target PSUs	RSUs
Joe Ciaffoni	$18,902,204	$14,176,645	$4,725,559
Mark Crossley(1)	-	-	-
Ryan Preblick	$2,233,190	$1,594,738	$638,452
Christian Heidbreder	$2,660,623	$1,862,439	$798,184
Pat Barry	$3,247,376	$1,623,688	$1,623,688
Jeff Burris	$2,319,595	$1,623,688	$695,907
Richard Simkin	$3,120,076	$2,184,053	$936,023

(1)	Mr. Crossley did not receive an LTIP award for FY25 due to his separation from the Company.

Both the PSUs and RSUs vest, subject to continued employment (and subject to performance in the case of the PSUs) on the third anniversary of the grant date. The PSUs granted in 2025 to each of the NEOs (other than Mr. Ciaffoni) were granted with the following performance goals:

Performance Measure	Weighting	Vesting Level for Below Lower Quartile Performance	Vesting Level for Lower Quartile Performance	Vesting Level for Upper Quartile Performance
rTSR Nasdaq Biotech Index	50%	0%	25%	100%
rTSR FTSE 250	20%	0%	25%	100%
U.S. Sublocade® Share of Long- Acting Injectables (“LAI”)	15%	0%	25%	100%
LAI Category Growth	15%	0%	25%	100%

The performance targets for U.S. SUBLOCADE® Share of LAI and LAI Category Growth will be established every year over the three-year grant period during the first quarter and aligned with the Company’s budget for that year. At the end of each year, performance will be measured using a trailing three-month average for U.S. SUBLOCADE® Share of LAI and using a full year for LAI Category Growth. These category share and category growth measures were selected as a measurement of the Company’s ability to grow sales for U.S. SUBLOCADE®. Relative total shareholder return (“rTSR”) was selected as a performance measure because it aligns with increased shareholder value. The FTSE 250 and the Nasdaq Biotech Index were selected because, at the time, the Company was dual listed on the London Stock Exchange (“LSE”) and Nasdaq.

33

Subsequent to making the PSU grants, the Company determined that it would delist from the LSE, which was completed in July 2025. In-flight PSU awards from the 2023, 2024 and 2025 grants each contained performance metrics that included rTSR for the FTSE 250. Based upon discussion with Mercer and external advisors from Willis Towers Watson and in consideration of the Company’s efforts to redomicile to the U.S., the compensation committee determined that it would remove the FTSE 250 rTSR measurement for the 2025 award and would instead measure 70% on the Nasdaq Biotech Index, 15% on U.S. SUBLOCADE® Share of LAI category and 15% on LAI Category Growth. For the PSUs awarded in 2024, the compensation committee determined that it would measure solely on the TSR for the S&P 1500 Pharmaceuticals and Biotechnology Index. For the PSUs awarded in 2023, the compensation committee determined that the FTSE 250 TSR measurement would remain in place since most of the vesting period occurred while Indivior was listed on the LSE. In February 2025, the compensation committee reviewed the performance of the 2022 PSU Award, which was based 50% on rTSR versus the FTSE 250 and 50% on rTSR versus the S&P 1500 Pharmaceuticals and Biotechnology Index. The Company did not achieve the 25th percentile threshold under either measure and, therefore, the 2022 PSU awards were forfeited.

Perquisites and Other Compensation

We provide perquisites to our NEOs when determined to be necessary and appropriate. The description and aggregate incremental cost of the NEOs’ perquisites and other personal benefits are reflected in the “All Other Compensation” column of our Summary Compensation Table below. The cost of these perquisites has historically been a small percentage of the overall compensation package. The compensation committee believes these arrangements, including tax gross-ups, housing assistance and commuting expenses are necessary to facilitate the recruitment, retention and effective deployment of senior executives in roles that require geographic flexibility, significant travel, or relocation that may not align with an executive’s primary residence. In approving tax gross-ups associated with these benefits, the compensation committee sought to ensure that executives were not economically disadvantaged by tax liabilities arising from Company-required arrangements that are not generally incurred by similarly situated executives. The Committee believes that, in these limited circumstances, providing tax gross-ups allowed the Company to deliver the intended value of these benefits in a transparent and targeted manner, without materially increasing the executives’ overall compensation opportunity.

We maintain a 401(k) plan for all employees. Employees can contribute up to 75% of their eligible pay, subject to maximum amounts allowed under law. We currently provide a matching contribution under the 401(k) plan and an additional profit-sharing contribution.

We also maintain a Non-Qualified Deferred Compensation Plan (the “DCP”) that provides highly compensated employees in the United States, including our NEOs, with an opportunity to defer the receipt of portions of their compensation. The DCP is designed to allow eligible participants to defer compensation in excess of the limits imposed by the Internal Revenue Service on qualified 401(k) plans, thereby enabling participants to save a proportionate amount of their eligible compensation for retirement. Under the DCP, participants may elect to defer up to 75% of their base salary and up to 100% of their annual bonus for a given year. Amounts deferred under the DCP are invested in one or more investment options selected by the participant, or, if no election is made, as determined by the committee administering the plan. NEO contributions, earnings and aggregate balances under the DCP are reported below in the Nonqualified deferred compensation table.

Separation Payments

See the discussion below under “Potential payments upon termination or change-in-control” for a discussion of our arrangements with NEOs for such separation payments.

34

Other Compensation Policies and Practices

Employment Agreements

Each of the NEOs is a party to an employment agreement with the Company. These agreements are intended to promote retention of our key executive officers in light of the highly competitive market for talent in our industry and to clearly define each party’s rights and obligations. Additional discussion about the terms of the employment agreement with each NEO is included below under “Narrative disclosure to summary compensation table and grants of plan-based awards table.”

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The compensation committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program. Our compensation committee has determined that the structure of our executive compensation programs does not put our patients, investors, other stakeholders, or the Company at any material risk.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the Company’s federal income tax deduction for any compensation in excess of one million dollars paid to NEOs. Due to amendments to Section 162(m), the “performance-based compensation” exception is no longer available for compensation paid with respect to fiscal year 2018 and future years (unless paid pursuant to certain pre-November 2, 2017 contractual arrangements). We expect to authorize compensation payments that are not exempt under Section 162(m) when the compensation committee believes that such payments are appropriate, including to attract or retain talent.

Clawback Policy

We have adopted a Clawback Policy in accordance with rules issued by the SEC under the Exchange Act and Nasdaq listing standards pursuant to which, if the Company is required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirements, the compensation committee shall require certain officers, including our NEOs, to repay or forfeit any “erroneously awarded compensation.” “Erroneously awarded compensation” refers to the portion of cash and equity-based incentive compensation received by a covered officer during the three-year period preceding the publication of the restated financial statements that was in excess of the amount that such officer would have received had such incentive compensation been determined based on the financial results reported in the restated financial statements.

Equity Grant Timing Practices

We do not time the grant of equity awards in coordination with the release of material non-public information. Annual equity awards are granted as of the date of the compensation committee’s first quarter meeting for the applicable year. The compensation committee has delegated authority to the CEO to make additional equity grants to newly hired or promoted employees who are not his direct reports or an executive officer, effective on the fifteenth calendar day of the month following the month in which the CEO approves such grants. During FY25, we did not grant stock options, stock appreciation rights or similar option-like instruments to any NEO during any period beginning four business days before and ending one business day after the filing of any Form 10-Q or 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Anti-Hedging and Anti-Pledging Policy

Our Insider Trading Policy prohibits employees, officers and directors from engaging in any hedging or monetization transactions or similar arrangements (including transactions involving zero-cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds) that are designed to hedge or speculate on any change in the market value of our securities. It also explicitly prohibits employees, officers and directors from effecting short sales of our securities, which are inherently speculative in nature and contrary to the best interests of the Company and our shareholders. Our Insider Trading Policy also prohibits employees, officers and directors from buying or selling puts or calls or other derivative securities on our securities and from pledging our securities as collateral for a loan or holding our securities in a margin account.

35

Stock Ownership Guidelines

In connection with our redomicile to the U.S., we adopted stock ownership guidelines to assist in focusing officers and non-employee directors on the long-term success of the Company and on shareholder value by requiring them to hold shares of Company common stock.

Our stock ownership guidelines apply to our Chief Executive officer, Executive Vice Presidents (including the Chief Financial Officer) and Senior Vice Presidents (together, the “Officers” and each, an “Officer”) and to the Non-Employee Directors (the “Directors”). The target multiple for Officers is applied to the base salary for such person. The target multiple for the Chairperson of the Board and each NED is applied to the annual cash retainer.

Role	Target Multiples
Chief Executive Officer	6.0x
Chairperson of the Board	6.0x
Non-Executive Director	4.0x
Executive Vice Presidents / C-Level	2.0x
Senior Vice Presidents	1.0x

Directors and Officers are expected to meet the applicable target multiple no more than five (5) years after first becoming subject to it, and they are expected to continuously own sufficient shares to meet the target multiple once attained.

Shares that count toward satisfaction of the guidelines include (i) shares owned outright, directly or indirectly by the Director or Officer (including those vested in an employee stock purchase plan or held in a trust for the sole benefit of the Officer or Director); (ii) shares owned by a spouse and/or dependent children which are beneficially owned by the Director or Officer; and (iii) shares awarded, but not vested, under any restricted share or RSU award plan (in respect of which there was not any performance condition attached). Unvested PSUs and unexercised options do not count toward satisfaction of the guidelines.

The stock ownership guidelines are calculated annually based on ownership in the fourth quarter of each year based on the applicable annual base salary in effect on such calculation date. The value of a share will be measured on such date based on the average closing price over the 30 calendar days preceding the date of calculation. Such calculated ownership levels will be reported to the compensation committee.

The guidelines became effective January 26, 2026; therefore all directors and executive officers are within the transition period allowed for compliance.

Compensation Committee Report

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this proxy statement, with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the 2025 Form 10-K.

Compensation Committee:

Barbara Ryan, Chair

Tony Kingsley

Daniel Ninivaggi

David Wheadon

The foregoing report of the compensation committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

36

Executive Compensation Tables

Summary Compensation Table

The following table and descriptions set forth information concerning compensation paid to or earned by the following individuals, whom we refer to collectively as our named executive officers, or NEOs:

●	Joe Ciaffoni, our Chief Executive Officer;

●	Mark Crossley, our former Chief Executive Officer;

●	Ryan Preblick, our Chief Financial Officer;

●	Christian Heidbreder, our Chief Scientific Officer;

●	Pat Barry, our Chief Commercial Officer;

●	Jeff Burris, our Chief Legal Officer; and

●	Richard Simkin, our former Chief Commercial Officer.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($) (1)	Non-equity incentive plan compensation ($) (2)	Change in pension value and non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Joe Ciaffoni	2025	680,114	-	15,319,404	-	2,100,000	-	401,696	18,501,214
Chief Executive Officer(3)
Mark Crossley	2025	902,261	-	162,518	-	2,054,522	-	66,290	3,185,591
Former Chief	2024	871,750	-	2,650,843	-	268,063	-	62,862	3,853,518
Executive Officer(4)	2023	834,210	-	2,435,038	-	1,063,618	-	58,375	4,391,241
Ryan Preblick	2025	558,820	-	2,303,067	-	670,584	-	59,922	3,592,393
Chief Financial	2024	539,922	-	1,554,627	-	132,821	-	54,194	2,281,564
Officer(5)	2023	516,672	-	1,432,717	-	395,254	-	52,489	2,397,132
Christian Heidbreder	2025	652,628	-	2,689,676	-	783,154	-	57,090	4,182,548
Chief Scientific	2024	630,558	-	1,663,461	-	155,117	-	57,861	2,506,997
Officer(6)	2023	603,405	-	1,556,976	-	615,473	-	76,274	2,852,128
Pat Barry Chief	2025	408,333	300,000	3,247,375	-	840,000	-	110,036	4,905,744
Commercial Officer(7)
Jeff Burris	2025	569,001	-	2,337,861	-	569,000	-	45,353	3,521,215
Chief Legal	2024	500,861	-	1,321,313	-	102,677	-	44,925	1,969,776
Officer(8)	2023	474,750	-	1,225,004	-	403,538	-	98,798	2,202,090
Richard Simkin	2025	325,008	-	2,968,661	-	448,778	-	274,869	4,017,316
Former Chief	2024	753,642	-	1,988,158	-	216,295	-	227,365	3,185,460
Commercial Officer(9)	2023	721,188	-	1,860,890	-	858,214	-	176,521	3,616,813

(1)	The amounts in this column reflect the aggregate grant date fair value of stock or option awards, as applicable, granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. It also includes the accounting expense for the 2024 and 2025 PSUs that were considered modified for accounting purposes to change the performance constituents from the FTSE 250 (excluding investment trusts) to the S&P 1500 Pharmaceutical and Biotech Index (2024 PSUs) and NASDAQ Biotech (2025 PSUs). No additional PSUs were granted as a result of the modification. See Grants of plan-based awards table below for more details. For a discussion of the assumptions relating to these valuations, see Note 15 – Stock-based compensation, included in Item 8 of the Annual Report on Form 10-K filed with the SEC on February 26, 2026. The amounts for the performance-based stock awards included in the stock awards column reflect the grant date fair value computed in accordance with ASC 718 based upon the probable outcome of the performance conditions as of the grant date (i.e., the target level of performance). Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance stock units granted in 2025 would have been: Mr. Ciaffoni —$28,353,290; Mr. Preblick — $3,189,476; Dr. Heidbreder — $3,724,878; Mr. Barry — $3,247,376; Mr. Burris —$3,247,580; and Mr. Simkin — $4,451,950.

37

(2)	The amounts in this column reflect cash bonus awards through our Annual Incentive Plan, or AIP, earned in the year reported but typically paid in the first quarter of the following year. Messrs. Crossley and Preblick were participants in the Company’s Group Deferred Bonus Plan 2018, pursuant to which 25% of their annual AIP through 2024 were paid in the form of conditional stock awards granted in the year subsequent to the AIP performance period. The portions of their AIP granted as a conditional equity award are reflected in the stock awards column of this table in the applicable year of grant.

(3)	Mr. Ciaffoni began serving as our Chief Executive Officer on May 8, 2025. He was not a named executive officer in fiscal 2024 or 2023. The amount disclosed under “All Other Compensation” for Mr. Ciaffoni in 2025 includes: $29,750 in matching contributions under our 401(k) plan, $37,952 in expenses for a company provided vehicle, $122,439 in housing expenses, $20,718 in commuting expenses, $128,199 in tax gross-up payments, $23,388 in legal fees related to the review of Mr. Ciaffoni’s employment agreement, $6,904 in excess long-term disability insurance payments, and $32,346 for services as a non-employee director prior to his employment as CEO.

(4)	Mr. Crossley ceased serving as our Chief Executive Officer on May 8, 2025. The amount disclosed under “All Other Compensation” for Mr. Crossley in 2025 includes: $29,750 in matching contributions under our 401(k) plan, $19,500 in car allowances, $478 in tax gross-up payments, $14,062 in excess long-term disability insurance payments, and $2,500 in tax preparation fees.

(5)	The amount disclosed under “All Other Compensation” for Mr. Preblick in 2025 includes: $27,930 in matching contributions under our 401(k) plan, $19,500 in car allowances, $3 in tax gross-up payments related to purchases of company merchandise, $6,732 in legal fee reimbursements related to the review of Mr. Preblick’s employment agreement, and $5,757 in excess long-term disability insurance payments.

(6)	The amount disclosed under “All Other Compensation” for Dr. Heidbreder in 2025 includes: $29,750 in matching contributions under our 401(k) plan, $15,600 in car allowances, $4 in tax gross-up payments related to purchases of company merchandise, and $11,736 in excess long-term disability insurance payments.

(7)	Mr. Barry began serving as our Chief Commercial Officer on June 2, 2025. He was not a named executive officer in fiscal 2024 or 2023. The amount disclosed under “All Other Compensation” for Mr. Barry in 2025 includes: $27,125 in matching contributions under our 401(k) plan, $14,739 in expenses for a company provided vehicle, $22,942 in housing expenses, $16,041 in commuting expenses, $23,591 in tax gross-up payments, and $5,598 in excess long-term disability insurance payments.

(8)	The amount disclosed under “All Other Compensation” for Mr. Burris in 2025 includes: $29,750 in matching contributions under our 401(k) plan, $15,600 in car allowances, and $3 in tax gross-up payments related to purchases of company merchandise.

(9)	Mr. Simkin ceased serving as our Chief Commercial Officer on May 30, 2025. The amount disclosed under “All Other Compensation” for Mr. Simkin in 2025 includes: $27,119 in matching contributions under our 401(k) plan, $6,500 in car allowances, $16,545 in home leave commuting and personal travel benefits, $36,603 in tax gross-up payments, $160,964 as a pension payment in lieu of U.K. pension contribution, $20,000 as a retirement gift, $2,500 in tax preparation services, and $4,638 in excess long-term disability insurance payments.

38

Grants of plan-based awards table

The following table provides information on grants of plan-based awards made to our named executive officers during fiscal 2025. We also include the accounting expense for the 2024 and 2025 PSUs that were considered modified for accounting purposes to change the performance constituents from the FTSE 250 (excluding investment trusts) to the S&P 1500 Pharmaceutical and Biotech Index (2024 PSUs) and NASDAQ Biotech (2025 PSUs).

		Estimated possible payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock	Grant date fair value of stock and options
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or units (#) (3)	awards ($) (4)
Joe Ciaffoni		525,000	1,050,000	2,100,000
RSUs	5/13/2025							422,302	4,687,552
PSUs	5/13/2025				380,072	(2)	1,266,903		10,631,851
Mark Crossley		451,131	902,261	1,804,522
RSUs	3/14/2025							9,375	90,750
Modified 2024 PSUs	9/30/2025								71,768
Ryan Preblick		167,646	355,292	670,584
RSUs	3/7/2025							70,459	683,452
PSUs	3/7/2025								1,425,400
Modified 2025 PSUs	9/30/2025				82,203	164,406	328,812		115,084
Modified 2024 PSUs	9/30/2025								79,131
Christian Heidbreder		195,788	391,577	783,154
RSUs	3/7/2025							82,287	798,184
PSUs	3/7/2025				96,002	192,004	384,008		1,664,675
Modified 2025 PSUs	9/30/2025								134,403
Modified 2024 PSUs	9/30/2025								92,415
Pat Barry		210,000	420,000	840,000
RSUs	6/2/2025							130,312	1,623,688
PSUs	6/2/2025				65,156	130,312	260,624		1,623,688
Jeff Burris		142,250	284,500	569,000
RSUs	3/7/2025							71,743	695,907
PSUs	3/7/2025				83,701	167,401	334,802		1,451,367
Modified 2025 PSUs	9/30/2025								117,181
Modified 2024 PSUs	9/30/2025								73,406
Richard Simkin		273,029	546,057	1,092,115
RSUs	3/7/2025							98,350	953,995
PSUs	3/7/2025				114,741	229,482	458,964		1,989,609
Modified 2025 PSUs	9/30/2025								2,462
Modified 2024 PSUs	9/30/2025								25,595

(1)	These amounts reported reflect the range of potential cash bonus payments for 2025 under the AIP. The actual payments are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See “Compensation of Our NEOs in FY25 – Annual Incentive Plan” for a detailed discussion of the FY25 AIP.

(2)	The amounts reported reflect a range of the number of shares underlying performance stock units, or PSUs, granted in fiscal 2025 under our 2024 Long-Term Incentive Plan, or LTIP, which vest, if at all, based on the achievement of certain performance conditions. Threshold amounts represent 50% of the target number of shares; target amounts represent 100% the target number of shares; and maximum amounts represent 200% of the target number of shares that may be awarded. The shares underlying the 1,266,903 PSUs awarded to Mr. Ciaffoni vest, if at all, based on the achievement of certain volume weighted average price per ordinary share, or VWAP, conditions during any 30 consecutive trading day period on or after May 8, 2026, subject to a 12-month holding period, as follows: 30% upon achievement of a $15.00 VWAP, 20% upon achievement of a $20.00 VWAP, 20% upon achievement of a $25.00 VWAP, 15% upon achievement of a $30.00 VWAP, and 15% upon achievement of a $35.00 VWAP. The shares underlying the PSU awards granted to each of Mr. Preblick, Dr. Heidbreder, Mr. Barry and Mr. Burris vest, if at all, based on the achievement of certain performance conditions on or after March 7, 2028. Mr. Simkin’s PSU award lapsed in connection with the termination of his employment in May 2025.

(3)	The amounts reported represent grants of restricted stock units, or RSUs, that are subject to time-based vesting. The RSUs will vest three years from their respective grant dates, except for the RSU award granted to Mr. Crossley, which vests two years from the grant date, and the RSU award granted to Mr. Simkin, of which only a pro-rated portion vested on May 30, 2025 in connection with the termination of his employment.

39

(4)	For each RSU award, the grant date fair value is calculated based on the closing price of our ordinary shares on the date of grant and the number of shares underlying the RSU award. For each PSU award, the grant date fair value is calculated based on the closing price of our ordinary shares on the date of grant and the probable outcome of the performance conditions as of the grant date, which assumes achievement of the target level of performance.

Narrative disclosure to summary compensation table and grants of plan-based awards table

Each of our named executive officers is, or was, party to an employment agreement with us that sets forth the terms and conditions of his employment. The material terms of the agreements are described below. The terms “cause,” “good reason” and “change in control” referred to below are defined in each respective named executive officer’s agreement. Each of our named executive officers is also eligible to participate in all employee benefit plans, practices and programs that we maintain or participate in and make available to similarly situated employees, except to the extent that a similar benefit is provided in the named executive officer’s employment agreement.

Mr. Ciaffoni. Our employment agreement with Mr. Ciaffoni provides for a fixed base salary and the opportunity to receive an annual cash bonus and participate in the LTIP. Mr. Ciaffoni’s target annual cash bonus opportunity is equal to 100% of his base salary and up to a maximum of 200% of his base salary, with the actual amount determined based on the achievement of individual and Company performance goals. Mr. Ciaffoni’s agreement provides for annual LTIP awards to be granted in amounts equal to between 400% - 700% of his base salary, with the actual amount and award terms determined by our Compensation Committee. In connection with his appointment as our Chief Executive Officer, Mr. Ciaffoni was granted on-hire awards consisting of (i) PSU awards with a grant date value of 12 times his base salary, subject to a cap of 1,575,000 shares, and (ii) RSU awards with a grant date value of four times his base salary, subject to a cap of 525,000 shares. Mr. Ciaffoni has also entered into a confidentiality, proprietary rights, and non-competition agreement with us.

Mr. Preblick. Our employment agreement with Mr. Preblick provides for a fixed base salary and the opportunity to receive an annual cash bonus and participate in the LTIP. Mr. Preblick’s target annual cash bonus opportunity is equal to 60% of his base salary and up to a maximum of 120% of his base salary, with the actual amount determined based on the achievement of individual and Company performance goals. Mr. Preblick’s agreement provides for annual LTIP awards to be granted in amounts equal to 400% of his base salary, with the actual amount and award terms determined by our Compensation Committee. Mr. Preblick has also entered into a confidentiality, proprietary rights, and non-competition agreement with us.

Dr. Heidbreder. Our employment agreement with Dr. Heidbreder provides for a fixed base salary and the opportunity to receive an annual cash bonus and participate in the LTIP. Dr. Heidbreder’s target annual cash bonus opportunity is equal to 50% of his base salary and up to a maximum of 100% of his base salary, with the actual amount determined based on the achievement of individual and Company performance goals. Dr. Heidbreder’s agreement provides for annual LTIP awards to be granted in amounts equal to 250% of his base salary, with the actual amount and award terms determined by our Compensation Committee. Dr. Heidbreder has also entered into a confidentiality, proprietary rights, and non-competition agreement with us.

Mr. Barry. Our employment agreement with Mr. Barry provides for a fixed base salary and the opportunity to receive an annual cash bonus and participate in the LTIP. Mr. Barry’s target annual cash bonus opportunity is equal to 60% of his base salary and up to a maximum of 120% of his base salary, with the actual amount determined based on the achievement of individual and Company performance goals. Mr. Barry’s agreement provides for annual LTIP awards to be granted in amounts equal to 400% of his base salary, with the actual amount and award terms determined by our Compensation Committee. In connection with his appointment as our Chief Commercial Officer, Mr. Barry received a one-time sign-on bonus of $300,000 and was granted on-hire awards consisting of (i) PSU awards with a grant date value of $1,625,000, and (ii) RSU awards with a grant date value of $1,625,000. Mr. Barry has also entered into a confidentiality, proprietary rights, and non-competition agreement with us.

Mr. Burris. Our employment agreement with Mr. Burris provides for a fixed base salary and the opportunity to receive an annual cash bonus and participate in the LTIP. Mr. Burris’s target annual cash bonus opportunity is equal to 50% of his base salary and up to a maximum of 100% of his base salary, with the actual amount determined based on the achievement of individual and Company performance goals. Mr. Burris’s agreement provides for annual LTIP awards to be granted in amounts equal to 200% of his base salary, with the actual amount and award terms determined by our Compensation Committee. Mr. Burris has also entered into a confidentiality, proprietary rights, and non-competition agreement with us.

40

Mr. Crossley. Prior to his departure in May 2025, our employment agreement with Mr. Crossley provided for a fixed base salary and the opportunity to receive an annual cash bonus and participate in the LTIP. Mr. Crossley’s target annual cash bonus opportunity was equal to 100% of his base salary, with the actual amount determined based on the achievement of individual and Company performance goals. Mr. Crossley has also entered into a confidentiality, proprietary rights, and non-competition agreement with us.

Mr. Simkin. Prior to his departure in May 2025, our employment agreement with Mr. Simkin provided for a fixed base salary and the opportunity to receive an annual cash bonus and participate in the LTIP. Mr. Simkin’s target annual cash bonus opportunity was equal to 50% of his base salary and up to a maximum of 100% of his base salary, with the actual amount determined based on the achievement of individual and Company performance goals. Mr. Simkin’s agreement provided for annual LTIP awards to be granted in amounts equal to 250% of his base salary, with the actual amount and award terms determined by our Compensation Committee. Mr. Simkin has also entered into a confidentiality, proprietary rights, and non-competition agreement with us.

Outstanding equity awards at fiscal year-end table

The following table sets forth the outstanding equity awards as of the end of fiscal 2025 for each of our named executive officers:

	Stock awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or of Stock That Have Not Vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)		Equity incentive plan awards: market or payout of value of unearned shares, units or other rights that have not vested ($) (1)
Joe Ciaffoni	422,302	(3)	15,152,196	1,266,903	(4)	45,456,480
Mark Crossley	9,375	(5)	336,375	157,732	(7)	5,659,424
	16,959	(6)	608,489
	140,385	(8)	5,037,014			5,898,887
Ryan Preblick	6,302	(6)	226,116	164,406	(10)	3,505,189
	70,459	(9)	2,528,069	97,692	(11)
	86,949	(8)	3,119,730
Christian Heidbreder	82,287	(9)	2,952,458	192,004	(10)	6,889,104
	101,544	(8)	3,643,399	114,092	(11)	4,093,621
Pat Barry	130,312	(12)	4,675,595	130,312	(10)	4,675,595
Jeff Burris	71,743	(9)	2,574,139	167,401	(10)	6,006,348
	79,893	(8)	2,866,561	90,625	(11)	3,251,625
Richard Simkin (13)	90,692	(8)	3,254,033	55,790	(10)	2,001,745
				17,588	(11)	631,057

(1)	The market value is based on $35.88, the closing price of our ordinary shares on December 31, 2025.

(2)	The awards disclosed in this column are PSU awards that vest, if at all, based on the achievement of certain performance conditions. The number of shares disclosed reflects the target amount for each PSU award.

(3)	This RSU award was granted on May 13, 2025 and vests in a single installment on May 8, 2028.

(4)	This PSU award was granted on May 13, 2025. The shares underlying this PSU award granted to Mr. Ciaffoni vest, if at all, based on the achievement of certain volume weighted average price per ordinary share, or VWAP, conditions during any 30 consecutive trading day period on or after May 8, 2026, subject to a 12-month holding period, as follows: 30% upon achievement of a $15.00 VWAP, 20% upon achievement of a $20.00 VWAP, 20% upon achievement of a $25.00 VWAP, 15% upon achievement of a $30.00 VWAP, and 15% upon achievement of a $35.00 VWAP.

(5)	This award under the Deferred Bonus Plan was granted on March 14, 2025 and vests in a single installment on March 14, 2027.

(6)	This award under the Deferred Bonus Plan was granted on March 14, 2024 and vests in a single installment on March 14, 2026.

41

(7)	This PSU award was granted on March 8, 2024. The shares underlying this PSU award granted to Mr. Crossley vest, if at all, on or after March 8, 2027, based on the achievement of certain performance conditions during a performance period that runs from January 2024 to December 2026.

(8)	These PSU awards were granted on March 3, 2023. The shares underlying these PSU awards vested on March 3, 2026, based on the achievement of certain performance conditions during a performance period that runs from January 2023 to December 2025.

(9)	This RSU award was granted on March 7, 2025 and vests in a single installment on March 7, 2028.

(10)	This PSU award was granted on March 7, 2025. The shares underlying these PSU awards granted to each of Mr. Preblick, Dr. Heidbreder, Mr. Barry, Mr. Burris and Mr. Simkin vest, if at all, on or after March 7, 2028, based on the achievement of certain performance conditions during a performance period that runs from January 2026 to December 2028.

(11)	This PSU award was granted on March 8, 2024. The shares underlying this PSU award granted to each of Mr. Preblick, Dr. Heidbreder, Mr. Burris and Mr. Simkin vest, if at all, on or after March 8, 2027, based on the achievement of certain performance conditions during a performance period that runs from January 2025 to December 2027.

(12)	This RSU award was granted on June 2, 2025 and vests in a single installment on June 2, 2028.

(13)	In connection with Mr. Simkin’s retirement on May 30, 2025, the amounts of his outstanding PSU awards were prorated but otherwise continue to vest in accordance with their terms.

Option exercises and stock vested table

The following table provides information concerning the exercises of stock options and the vesting of restricted stock during fiscal 2025 on an aggregated basis for each of our named executive officers:

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Joe Ciaffoni	-	-	-	-
Mark Crossley	-	-	461,281	4,474,120
Ryan Preblick	-	-	6,752	65,359
Christian Heidbreder	-	-	-	-
Pat Barry	-	-	-	-
Jeff Burris	-	-	-	-
Richard Simkin	-	-	7,537	96,926

Nonqualified deferred compensation

The following table provides information concerning participation by our named executive officers during fiscal 2025 in the Indivior Inc. Deferred Compensation Plan, or the “DCP”:

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)(1)	Aggregate withdrawals /distributions ($)	Aggregate balance at last FYE ($)(2)
Joe Ciaffoni	-	-	-	-	-
Mark Crossley	-	-	-	-	-
Ryan Preblick	-	-	-	-	-
Christian Heidbreder	-	-	19,839	-	491,709
Pat Barry	-	-	-	-	-
Jeff Burris	28,450	-	184,958	-	1,175,341
Richard Simkin	-	-	-	-	-

(1)	Aggregate earnings in the last fiscal year are not included in the 2025 Summary Compensation Table because they are not above market or preferential.

(2)	Employee contributions by Mr. Heidbreder and Mr. Burris for the years ended December 31, 2025, 2024 and 2023, collectively, were previously reported as compensation in the Summary Compensation Table in a total amount of $26,580 for Mr. Heidbreder and $819,380 for Mr. Burris.

42

The DCP provides selected members of management and other highly compensated employees in the United States, including our named executive officers, with an opportunity to defer the receipt of portions of their compensation. The DCP is intended to comply with section 409A of the U.S. Internal Revenue Code of 1986. The DCP allows highly compensated employees who are unable, due to limits that the U.S. Internal Revenue Service, or IRS, imposes on 401(k) plans, to save a proportionate amount of their eligible compensation for retirement within the 401(k) plan, to defer compensation in excess of IRS limits. Under the DCP, for each financial year, participants may elect to defer up to 75% of their base salary and up to 100% of their bonus. Employees hired before January 1, 2011 are eligible for a Company match on 401(k) deferrals in excess of the annual IRS limit up to 4.5% of eligible compensation. Amounts contributed to the DCP are invested in one or more investment options as elected by a participant or, absent such election, the committee administering the DCP. Participants can elect to have the benefits associated with compensation deferred in a financial year paid on June 1 of a year at least two financial years after the financial year in which such compensation was deferred. Otherwise, and subject to certain exceptions, benefits under the DCP are paid in a lump sum or in a fixed amount annually over a period not to exceed 10 years starting 60 days (or for certain employees, six months) after termination of employment of the participant.

Potential payments upon termination or change-in-control

Mr. Ciaffoni. Under his employment agreement, if Mr. Ciaffoni’s employment is terminated for any reason, he shall be entitled to receive payment of his accrued but unpaid base salary and other benefits or amounts. If employment is terminated without cause or Mr. Ciaffoni terminates his employment for good reason, he will be entitled to receive (i) base salary for the severance period, payable in accordance with regular payroll, (ii) an amount equal to his target annual bonus for the severance period, payable in substantially equal installments, (iii) a pro-rata share of his unvested RSUs, (iv) a pro-rata share of his unvested PSUs that are not part of the on-hire award, subject to performance targets and any other vesting conditions to be measured over the original schedule, and (v) the PSUs from his on-hire award shall remain outstanding and capable of vesting to the extent the performance conditions are achieved within eighteen months following the termination date. Additionally, during the severance period, Mr. Ciaffoni is entitled to continue participating in our health benefits, subject to the terms of his employment agreement. The severance period is eighteen months following the termination of employment, except that, in the case of a termination during the period beginning three months prior to the date of a change in control and ending twelve months following the date of a change in control, the severance period is twenty-four months following the termination of employment. If Mr. Ciaffoni’s employment is terminated on account of his death or disability, he will receive a pro-rata portion of the annual bonus to which he would have been entitled in the year of termination.

Mr. Preblick, Dr. Heidbreder, Mr. Barry and Mr. Burris. Under their respective employment agreements, in the event of termination without cause or for good reason, each of Mr. Preblick, Dr. Heidbreder, Mr. Barry and Mr. Burris would be entitled to receive (i) continued payment of his base salary for the severance period, payable in accordance with regular payroll, (ii) an amount equal to his target annual bonus for the severance period, payable in substantially equal installments, and (iii) a pro-rata portion of the annual bonus that would have been received for the year of termination based on the number of days of employment from the start of the calendar year until the date of termination, payable at the same time bonuses are paid to other employees. Additionally, during the severance period, each executive would be entitled to continue participating in our health benefits, subject to the terms of his employment agreement. The severance period is twelve months following the termination of employment, except that, in the case of a termination without cause or for good reason on or within twelve months following the date of a change in control, the severance period is twenty-four months following the termination of employment. If any of the executive’s employment is terminated on account of their death or disability, they will receive a pro-rata portion of the annual bonus to which he would have been entitled in the year of termination.

Mr. Crossley. In connection with his resignation as Chief Executive Officer on May 8, 2025, we entered into a separation agreement with Mr. Crossley, pursuant to which Mr. Crossley received his annual bonus of $1,804,544 for fiscal 2025, as well as an additional bonus of $250,000. Pursuant to the terms of the separation agreement, Mr. Crossley is also eligible to receive (i) reimbursement of up to $50,000 for the cost of outplacement services and materials, (ii) tax return support through the 2027 tax year (valued at approximately $2,500 per year), and (iii) reimbursement of up to $40,000 for reasonable legal fees incurred in connection with his counsel’s review and negotiation of the separation agreement. Mr. Crossley remains employed by the Company through August 1, 2026 (the “Termination Date”) and continues to receive his full salary and benefits through the Termination Date, provided he is not entitled to receive any new awards under the LTIP. Mr. Crossley’s outstanding 2023 and 2024 LTIP awards will vest subject to performance conditions, without any reduction for pro-ration, and be released according to their respective schedules.

43

Mr. Simkin. In connection with his retirement on May 30, 2025, Mr. Simkin received $20,000 as a retirement gift. Mr. Simkin’s outstanding RSUs on that date vested on a pro-rated basis based on his period of employment.

The following tables illustrate the potential payments described above. Because the disclosures in the tables assume the occurrence of a termination as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

The following table shows the value to our named executive officers of benefits that would have been provided upon a termination without cause or for good reason that is not in connection with a change in control as of December 31, 2025. Mr. Crossley and Mr. Simkin are not included as they were not serving as named executive officers as of December 31, 2025.

Name	Base Salary ($)	Target Bonus ($)	Health Benefits ($)	Accelerated Stock Award Vesting ($)		Total Value ($)
Joe Ciaffoni	1,575,000	2,100,000	32,256	56,212,327	(1)	59,919,583
Ryan Preblick	558,820	335,292	34,134	-		928,246
Christian Heidbreder	652,628	391,576	21,777	-		1,065,981
Pat Barry	700,000	420,000	19,911	-		1,139,911
Jeff Burris	569,000	284,500	32,493	-		885,993

(1)	Assumes the applicable VWAP condition in the on-hire PSU award is satisfied within the applicable severance period and the award vests at 100%.

The following table shows the value to our named executive officers of benefits that would have been provided upon a termination without cause or for good reason in connection with a change in control as of December 31, 2025. Mr. Crossley and Mr. Simkin are not included as they were not serving as named executive officers as of December 31, 2025.

Name	Base Salary ($)	Target Bonus ($)	Health Benefits ($)	Accelerated Stock Award Vesting ($)		Total Value ($)
Joe Ciaffoni	2,100,000	2,100,000	43,008	58,756,126	(1)	62,999,134
Ryan Preblick	1,117,640	670,584	68,267	-		1,856,491
Christian Heidbreder	1,305,256	783,152	43,555	-		2,131,963
Pat Barry	1,400,000	840,000	39,823	-		2,279,823
Jeff Burris	1,138,000	569,000	64,986	-		1,771,986

(1)	Assumes the applicable VWAP condition in the on-hire PSU award is satisfied within the applicable severance period and the award vests at 100%.

Pay ratio disclosure

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance, we are providing the following information about the relationship of our annual total compensation of our median employee to the annual aggregate total compensation of our CEO, Mr. Ciaffoni. For 2025, our last completed fiscal year:

●	The annual total compensation for Mr. Ciaffoni was $18,871,100.

44

●	The median of the annual total compensation for all of our employees, other than Mr. Ciaffoni, was $129,375.

●	Based on the information above, the ratio of the annual total compensation of Mr. Ciaffoni to the median of the annual total compensation for all of our employees is 146 to 1.

The methodology that we used and the material assumptions, adjustments and estimates that we used to identify the median employee, determine annual total compensation for 2025, and calculate the pay ratio is as follows:

●	The annual total compensation of our Chief Executive Officer was calculated based on compensation earned by Mr. Ciaffoni during fiscal 2025, as reported in the “Total” column of the Summary Compensation Table included in this proxy statement, with adjustments for base salary. Because Mr. Ciaffoni began serving as our Chief Executive Officer on May 8, 2025, the base salary amount disclosed in the Summary Compensation Table for fiscal 2025 reflects a pro-rated amount of Mr. Ciaffoni’s annual base salary. In accordance with SEC rules, we utilized the annualized amount of Mr. Ciaffoni’s salary, which is $1,050,000, for purposes of calculating his annual total compensation for purposes of the pay ratio disclosure, rather than the pro-rated amount.

●	As of December 15, 2025, our total employee population for purposes of calculating the pay ratio disclosure, including all of our U.S. and international employees, both full-time and part-time, excluding Mr. Ciaffoni, was 945. We identified the median employee by reviewing compensation information from our payroll records and providers for all employees that were employed on December 15, 2025, based on total earnings for fiscal 2025. We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2025. We did not make any cost-of-living adjustments or adjustments for part-time employees to calculate what they would have been paid on a full-time basis, nor did we annualize compensation.

Due to the assumptions, adjustments and estimates used in calculating the pay ratio, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies.

Pay versus performance

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officers (the “PEOs”) and our other named executive officers (the “non-PEO Named Executive Officers”) as presented in the Summary Compensation Table on page 38 (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEOs and our non-PEO Named Executive Officers, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. For a discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 26.

45

Year	Summary comp table total for PEO Joe Ciaffoni ($)(1)	Summary comp table total for PEO Mark Crossley ($)(1)	Comp actually paid to PEO Joe Ciaffoni ($)(2)	Comp actually paid to PEO Mark Crossley ($)(2)	Average summary comp table total for non- PEO named executive officers ($)(1)	Average comp actually paid to non-PEO named executive officers ($)(2)	Value of initial fixed $100 investment based on:		Net income ($ in millions)	Adjusted EBITDA ($ in millions) (4)
							Total share- holder return ($)	Peer group total share- holder return ($)(3)
2025	18,501,214	3,185,591	63,340,102	19,299,866	4,043,843	13,258,958	164.97	135.46	210	428
2024	-	3,853,518	-	1,188,310	2,485,949	2,294,998	57.15	102.31	7	358
2023	-	4,391,241	-	(5,535,637)	2,767,041	(1,099,959)	70.21	103.74	(126)	306

(1)	For 2025, the PEOs were Joe Ciaffoni and Mark Crossley, and non-PEO named executive officers were Ryan Preblick, Christian Heidbreder, Pat Barry, Jeff Burris and Richard Simkin. For 2024 and 2023, the PEO was Mark Crossley and the non-PEO named executive officers were Ryan Preblick, Christian Heidbreder, Jeff Burris and Richard Simkin.

(2)	The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

	2025			2024		2023
Adjustments	PEO Joe Ciaffoni	PEO Mark Crossley	Average non-PEO NEOs*	PEO	Average non- PEO NEOs*	PEO	Average non- PEO NEOs*
Summary Compensation Table Total	$18,501,214	$3,185,591	$4,043,843	$3,853,518	$2,485,949	$4,391,241	$2,767,041
Adjustments for defined benefit and actuarial pension plans
(Subtract): Aggregate change in actuarial present value included in SCT Amounts for the covered fiscal year	-	-	-	-	-	-	-
Add: Service cost for the covered fiscal year	-	-	-	-	-	-	-
Add: Prior service cost for the covered fiscal year	-	-	-	-	-	-	-
Adjustments for stock and option awards
(Subtract): Aggregate value for stock awards and option awards included in SCT Amounts for the covered fiscal year	(15,319,404)	(162,518)	(2,709,328)	(2,650,843)	(1,631,890)	(2,435,038)	(1,518,897)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	60,158,292	336,375	7,328,785	880,373	485,229	1,409,139	811,260

46

	2025			2024		2023
Adjustments	PEO Joe Ciaffoni	PEO Mark Crossley	Average non-PEO NEOs*	PEO	Average non- PEO NEOs*	PEO	Average non- PEO NEOs*
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	-	-	-	-	-	-	-
Add (Subtract): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	-	17,732,848	6,185,652	(2,022,236)	(728,073)	(8,900,979)	(3,374,065)
Add (Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	-	(263,849)	(3,295)	1,127,498	1,683,783	-	214,702
(Subtract): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	-	(1,528,581)	(1,586,699)	-	-	-	-
Add: Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	-	-	-	-	-	-	-
Total Adjustments	44,838,889	16,114,275	9,215,115	(2,665,208)	(190,951)	(9,926,877)	(3,866,999)
Compensation Actually Paid (as calculated)	$63,340,102	$19,299,866	$13,258,958	$1,188,310	$2,294,998	$(5,535,637)	$(1,099,959)

Valuation assumptions used to calculate fair values did not materially differ from those used to calculate fair values at the applicable time of grant. PSU fair values as of December 31, 2025 reflect the modification that took place in 2025, as described in note 1 to the Summary Compensation Table above.

(3) Reflects Nasdaq Biotech Index.

(4) Adjusted EBITDA, a non-GAAP financial measure, is calculated as GAAP net income adjusted to exclude interest expense, interest income, income tax expense or benefit, depreciation and amortization, as well as share-based compensation and other adjustments reflecting changes in our business that do not represent ongoing operations, including corporate initiative transition, manufacturing transition, discontinuation of OPVEE sales and marketing, discontinuation of PERSERIS, acquisition-related costs, U.S. listing costs, contract termination fee, restructuring-severance and other, debt refinancing costs, legal costs/provision, and impairment of equity investment.

47

The following table lists the three financial performance measures that, in our assessment, represent the most important performance measures we use to link the CAP Amounts for our named executive officers for 2025 (our most recently completed fiscal year), to company performance.

Performance Measures
SUBLOCADE® Net Revenue
Adjusted EBITDA
Relative total shareholder return

The following charts present a graphical comparison of executive compensation actually paid to our PEOs and the average executive compensation actually paid to the other NEOs set forth in the Pay Versus Performance table above, as compared against the following performance measures: the Company's (1) cumulative total shareholder return (TSR), (2) peer group TSR (Nasdaq Biotech Index), (3) net income, and (4) adjusted EBITDA. As presented, the following charts also compare the Company's cumulative TSR and peer group TSR.

## Relationship Between Pay and Performance

$80,000,000
$60,000,000
$40,000,000
$20,000,000
$-
$(20,000,000)
CAP
$200
$150
$100
$50
$-
TSR
2023
2024
2025
Compensation Actually Paid to PEO Joe Ciaffoni
Compensation Actually Paid to PEO Mark Crossley
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Total Shareholder Return
Peer Group Total Shareholder Return

$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
CAP
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$-
$(100,000,000)
$(200,000,000)
Financial Performance
2023
2024
2025
Compensation Actually Paid to PEO Joe Ciaffoni
Compensation Actually Paid to PEO Mark Crossley
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Net Income
Adjusted EBITDA

48

For each of the fiscal years shown, we believe the CAP Amounts for our PEOs and non-PEO Named Executive Officers were generally consistent with the changes in our TSR, peer group TSR, and adjusted EBITDA, reflecting the pay-for-performance approach applied by our Compensation Committee as discussed above.

Application of Clawback Policy to Correction of Accounting Error

As we disclosed in our Quarterly Report on Form 10-Q filed with the SEC on May 1, 2025, during the first quarter of 2025, the Company identified an error in the methodology used to accrue for our share of the annual U.S. fee imposed on drug manufacturers (the "Branded Fee"). This resulted in an overstatement of the Branded Fee accrual for the periods presented in the Company's Annual Report on Form 10-K for the year ended December 31, 2024. We concluded that the overstatement of the Branded Fee accrual did not materially impact the Company's previously issued annual or interim financial statements.  However, in accordance with Staff Accounting Bulletin No. 108, the Company concluded that correcting the cumulative misstatement for the quarter ended March 31, 2025 would be material to our results of operations for the quarter ended March 31, 2025.  As such, we revised our previously issued Consolidated Financial Statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022, and certain interim periods therein, to correct this accrual overstatement.  As part of this revision, we also reclassified a portion of our inventories as other noncurrent assets as of December 31, 2024 and 2023.

The error correction described above required that the Company conduct a recovery analysis under our Clawback Policy.  In accordance with our Clawback Policy and applicable SEC and Nasdaq rules, we concluded that the correction of the errors described above did not result in any “excess awarded compensation” (as defined in our Clawback Policy), including because the error (i) resulted in an understatement of net income for the periods presented and did not have any measurable effect on any relative TSR metric in any performance based compensation received during the applicable lookback period, including because there was no noticeable impact on the Company's common stock price and there was no adverse feedback from investors or analysts after the foregoing restatement was publicly disclosed, and (ii) no other financial reporting measures affected by the restatement were a component of any award received during the applicable covered period.  Therefore, no recovery of erroneously awarded compensation was required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There have been no transactions since January 1, 2025 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

Employment Agreements

We have entered into employment agreements with certain of our NEOs that provide for salary, cash incentives, and severance compensation. For more information regarding these employment agreements, see “Narrative disclosure to summary compensation table and grants of plan-based awards table” and “Potential Payments upon termination or change-in-control.”

Equity Issued to Executive Officers and Directors

We have granted equity awards to our NEOs and non-employee directors, as more fully described in “Narrative disclosure to summary compensation table and grants of plan-based awards table,” “Grants of plan-based awards table” and “Compensation of Non-Employee Directors.”

Indemnification Agreement with our Directors and Officers

We have entered into, and intend to continue to enter into, indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors and/or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

49

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Policies and Procedures for Transactions with Related Persons

Our Board has adopted a Related Party Transactions Policy (“RPT Policy”). Pursuant to the RPT Policy, all Company transactions with a dollar value in excess of $120,000 in which any of our directors, director nominees, significant shareholders or executive officers, or any of their immediate family members will be participants, is reviewed to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our Chief Legal Officer of any proposed transaction involving the Company in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the Audit Committee to determine whether the proposed transaction is a related party transaction under the RPT Policy. In reviewing any related party transaction, the Audit Committee determines whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

●	the purpose of, and the potential benefits to the Company of, the related party transaction;

●	whether the transaction was undertaken in the ordinary course of business;

●	if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party under the same or similar circumstances;

●	whether the related party transaction would impair the independence of any director;

●	the extent of the related party’s interest in the related party transaction;

●	the controls implemented by the Company to protect the interests of the Company and its shareholders;

●	the approximate dollar value of the amount involved in the related party transaction, and

●	any other information regarding the related party transaction that may be material to investors or inconsistent with the best interests of the Company and its shareholders in light of the facts and circumstances of the particular transaction.

In the event that any member of the Audit Committee is not a disinterested member with respect to the related party transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction. If in light of such exclusion less than a majority of the Audit Committee is qualified to review and approve the related party transaction, the related party transaction shall be submitted for consideration by the disinterested independent directors of the Board. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the Audit Committee will review and may, in its discretion, ratify the related party transaction. After any such review, the Audit Committee will approve or ratify the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

50

PROPOSAL 3 – ADVISORY VOTE ON THE PREFERRED FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-FREQUENCY)

The Dodd-Frank Act and Section 14A of the Exchange Act enable our shareholders, at least once every six years, to indicate their preference regarding how frequently we should solicit an advisory vote on the compensation of our NEOs. Shareholders may vote for a frequency of every one, two, or three years, or may abstain.

We currently conduct an advisory vote on executive compensation (say-on-pay) each year. The Board believes that an annual executive compensation advisory vote facilitates more direct shareholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our shareholders on corporate governance and executive compensation matters.

RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).

Our Board will take into consideration the outcome of this vote in making a determination about the frequency of executive compensation advisory votes. However, because this vote is advisory and non-binding, our Board may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.

The Board of Directors recommends a vote FOR “ONE YEAR” as the preferred frequency of Say-on-Pay votes

51

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP US (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and our Board has directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire, and be available to respond to appropriate questions. PwC was first appointed to serve as our independent registered public accounting firm in 2022; prior to that, PricewaterhouseCoopers LLP UK had served as our independent registered public accounting firm since December 2014.

Shareholder ratification of the appointment of PwC as the Company’s independent registered public accounting firm is not required by Delaware law, our certificate of incorporation or our bylaws. However, our Board is submitting the Audit Committee’s appointment of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends a vote FOR Proposal 4

52

Independent Registered Public Accountant’s Fees

The following table shows the aggregate fees incurred by the Company for professional services by PwC, as well as reimbursement of out-of-pocket costs directly related to delivery of the respective services, for the fiscal years ended December 31, 2025, and December 31, 2024:

Fee Category	2025	2024
Audit Fees	$5,549,000	$7,669,477
Audit-Related Fees	6,880	13,703
Tax Fees	185,350	-
All Other Fees	6,480	6,526
Total Fees	$5,747,710	$7,689,706

Audit Fees: This category includes fees billed for professional services for the integrated audits of our Consolidated Financial Statements, including the audit of the effectiveness of our internal controls over financial reporting (“ICFR”). This category also includes, when applicable, reviews of our quarterly reports on Form 10-Q, statutory audits or other financial statement audits of subsidiaries, comfort letters, and consents related to SEC registration statements.

Audit-Related Fees: This category includes fees billed during the years presented for assurance and other services that are reasonably related to the performance of the audits of our Consolidated Financial Statements and effectiveness of ICFR that are not reported under the audit fees category above. These services consist of service organization control reports, other audit and attest services, services provided in connection with certain agreed upon procedures and other attestation reports, financial accounting, reporting and compliance matters, and risk and internal control reviews.

Tax Fees: This category includes fees billed during the years presented for tax-related services, including tax compliance, tax consulting, tax planning, and tax advice. There were no such fees incurred in 2024.

All Other Fees: This category includes fees billed during the years presented for non-audit services and subscription-based services, including software licenses, benchmarking services, training, and other advisory services.

The Audit Committee has considered the services listed above to be compatible with maintaining PwC’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy on engagement of the independent registered public accounting firm (the “Independent Auditor”). Under the terms of the policy, all proposed audit and non-audit services and fees provided to the Company by the Independent Auditor must be pre-approved by the Audit Committee. The Audit Committee may delegate its pre-approval authority to the Chair or one-or-more members of the Audit Committee; any such pre-approvals must be reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee receives periodic updates on the actual fees relative to the amounts that were pre-approved.

The Audit Committee may establish and pre-approve specified categories of audit, non-audit, and other services, which categories are defined in the policy. In 2025 and 2024, all the services provided by our Independent Auditor were reviewed and approved by the Audit Committee.

53

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://ir.indivior.com/corporate-governance/committees.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2025, with management and with PwC, our independent registered public accounting firm for the fiscal year ended December 31, 2025. In addition, the Audit Committee has discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and all other communications required by the PCAOB and SEC. The Audit Committee has met with PwC and the internal auditors, with and without management present, to discuss the results of its examination, its evaluation of our internal control over financial reporting and the overall quality of our financial reporting. The Audit Committee has also received and reviewed the written disclosures from PwC required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with PwC their independence from us.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Audit Committee:

Juliet Thompson, Chair

Tony Kingsley

Barbara Ryan

Mark Stejbach

The foregoing report of the Audit Committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

54

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information regarding the beneficial ownership of our capital stock outstanding as of the Record Date, except to the extent indicated otherwise in the footnotes, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;
●	each of our directors and director nominees;
●	each of our named executive officers; and
●	all our directors and executive officers as a group.

The percentage ownership information is based on 121,922,058 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Indivior Pharmaceuticals, Inc., 10710 Midlothian Turnpike, Suite 125, North Chesterfield, VA 23235.

Name and Address of Beneficial Owner		Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater shareholders:
BlackRock, Inc.	(1)	17,806,183	14.60%
Oaktree Capital Group Holdings LP	(2)	7,108,664	5.83%
Fuller & Thaler Asset Management, Inc.	(4)	6,371,533	5.23%
Madison Avenue Partners LP	(3)	6,280,502	5.15%
Directors, Nominees and Named Executive Officers:
Named Executive Officers
Joe Ciaffoni	(5)	135,976	*
Mark Crossley	(5)(6)	469,965	*
Pat Barry	(5)	31,380	*
Jeff Burris	(5)	71,518	*
Dr. Christian Heidbreder	(5)	246,509	*
Ryan Preblick	(5)	320,751	*
Richard Simkin	(5)(7)	122,458	*
Directors and Director Nominees
Dr. Keith Humphreys	(5)	9,524	*
Tony Kingsley	(5)	5,582	*
Daniel Ninivaggi	(5)	20,645	*
Barbara Ryan	(5)	5,724	*
Mark Stejbach	(5)	20,569	*
Juliet Thompson	(5)(8)	13,347	*
Dr. David Wheadon	(5)	20,350	*
All current executive officers and directors as a group (12 persons)	(5)	901,875	*

*       Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

55

(1)	Reflects aggregate shares beneficially owned by BlackRock, Inc. (“BlackRock”), located at 50 Hudson Yards, New York, NY 10001, based solely on a Schedule 13G filed with the SEC on January 8, 2026. BlackRock reported that it possessed sole voting and sole dispositive power over all shares beneficially owned. BlackRock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(2)	Reflects aggregate shares beneficially owned by Oaktree Value Opportunities Fund, L.P. (“Oaktree VOF”), Oaktree London Liquid Value Opportunities Fund (VOF), L.P. (“Oaktree LLVOF”), Oaktree Phoenix Investment Fund, L.P. (“Oaktree PIF”), Oaktree Capital Management, L.P. (“Oaktree CM”), Oaktree Fund GP I, L.P. (“Oaktree FGP”), Oaktree Capital Holdings, LLC (“Oaktree CH”), and Oaktree Capital Group Holdings GP, LLC (“Oaktree CGH”) (and collectively, the “Oaktree Parties”), located at 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, based solely on a Schedule 13D filed with the SEC on December 31, 2025. The Oaktree Parties reported that they did not possess sole voting or sole dispositive power over any shares beneficially owned. The Oaktree Parties also reported that they possessed shared voting and shared dispositive power over the following number of shares beneficially owned: Oaktree VOF, 4,087,753 shares; Oaktree LLVOF, 1,720,277; Oaktree PIF, 290,677 shares; Oaktree CM, 1,009,957 shares; Oaktree FGP, 6,098,707 shares; Oaktree CH, 7,108,664 shares; and Oaktree CGH, 7,108,664 shares.
(3)	Reflects aggregate shares beneficially owned by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”), located at 411 Borel Avenue, Suite 300, San Mateo, CA 94402, based solely on a Schedule 13G filed with the SEC on February 17, 2026. Fuller & Thaler reported that it possessed sole voting and sole dispositive power over 6,193,613 and 6,371,533 shares, respectively. Fuller & Thaler also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(4)	Reflects aggregate shares beneficially owned by Madison Avenue International LP, Madison Avenue Partners, LP, EMAI Management, LLC, Madison Avenue GP, LLC, Caraway Jackson Investments LLC, and Eli Samaha (collectively, the “Madison Avenue Parties”), located at 150 East 58th Street, 14th Floor, New York, NY 10155, based solely on a Schedule 13G filed with the SEC on February 17, 2026. The Madison Avenue Parties reported that they did not possess sole voting or sole dispositive power over any shares beneficially owned. The Madison Avenue Parties also reported that they possessed shared voting and shared dispositive power over all shares beneficially owned.
(5)	Includes zero shares of our common stock subject to options exercisable and restricted stock units vesting within 60 days of the Record Date.
(6)	Mr. Crossley resigned as CEO of the Company effective May 8, 2025; his beneficial holdings are disclosed as of that date.
(7)	Mr. Simkin resigned from the Company effective May 31, 2025; his beneficial holdings are disclosed as of that date.
(8)	This amount includes 5,775 shares of common stock beneficially owned by the spouse of Ms. Thompson.

56

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
Indivior 2024 Long-Term Incentive Plan	4,177,437	-	2,911
Indivior PLC Long-Term Incentive Plan	2,408,559	-	1,119,105
Indivior Group Deferred Bonus Plan	32,636	-	23,261
Indivior U.K. Savings Related Share Option Plan	220,748	£7.67	182,513
Indivior PLC U.S. Employee Stock Purchase Plan(3)	-	-	671,184
Equity compensation plans not approved by security holders	-	-	-
Total	6,839,380	£7.67	1,998,974

(1)	Includes 220,748 options, 2,137,646 restricted stock units, and 4,480,986 performance stock units outstanding as of December 31, 2025.
(2)	Reflects the weighted-average exercise price of options outstanding as of December 31, 2025. Neither the restricted stock units nor performance stock units included in footnote (1) have been included in this calculation.
(3)	Includes 39,083 shares subject to purchase during the six-month purchase period ending December 31, 2025, and 632,101 shares remaining available for issuance under the plan as of December 31, 2025.

Shareholder Proposals and Director Nominations for 2027 Annual Meeting of Shareholders

Proposals of shareholders intended to be presented at our 2027 Annual Meeting of Shareholders (“2027 Annual Meeting”) must be submitted in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that any such proposals are received by us no later than November 27, 2026, which is 120 calendar days prior to the first anniversary of the date on which our proxy statement was released to shareholders in connection with the Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2027 Annual Meeting, unless the date of the 2027 Annual Meeting is changed by more than 30 days from the anniversary of the Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of shareholders. Therefore, to be presented at our 2027 Annual Meeting, such a proposal must be received by us no earlier than January 13, 2027, and no later than February 12, 2027. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, then such notice must be received by the tenth day following the day on which public announcement of the date of such meeting was first made by us. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must, in addition to satisfying the above deadline for written notices of nominations for election to our Board, provide notice with the information required by Rule 14a-19 no later than March 15, 2027 for consideration at the 2027 Annual Meeting.

57

Any proposals we do not receive in accordance with the above standards will not be voted on at the 2027 Annual Meeting. Shareholders are advised to review our bylaws which also specify requirements as to the form and content of a shareholder’s notice.

Any proposals, notices, or information about proposed director candidates should be sent to:

Indivior Pharmaceuticals, Inc.

10710 Midlothian Turnpike, Suite 125

North Chesterfield, Virginia 23235

Attention: Company Secretary

Email: cosec@indivior.com

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.

Registered Shareholders

If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to our Company Secretary by telephone at 804.379.1090 or by mail at 10710 Midlothian Turnpike, Suite 125, North Chesterfield, Virginia 23235. In addition, the Company will promptly deliver, upon written or oral request, to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Report

This proxy statement is accompanied by our 2025 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The 2025 Form 10-K includes our audited financial statements. We have filed the 2025 Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at https://ir.indivior.com/financial-information/filings/sec-filings. In addition, upon written request to our Company Secretary at 10710 Midlothian Turnpike, Suite 125, North Chesterfield, Virginia 23235, we will mail a paper copy of our 2025 Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Other Matters

We do not know of any business that will be presented for consideration or action by the shareholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All shareholders are urged to complete, sign, and return the proxy card.

58

ANNEX - Non-GAAP Financial Measures

This proxy statement includes adjusted EBITDA, which is a financial measure that is not defined by U.S. GAAP. This non-GAAP financial measures is not a substitute for, or superior to, results presented in accordance with U.S. GAAP. Non-GAAP results as presented by the Company are not necessarily comparable to similarly titled measures used by other companies. As a result, this performance measure should not be considered in isolation from, or as a substitute analysis for, the Company’s results as reported in accordance with U.S. GAAP. Management performs a quantitative and qualitative assessment to determine if an item should be considered for adjustment.

Non-GAAP financial measures adjust for non-recurring items and other items representing expenses or income that we believe do not reflect the Company’s ongoing operations or the adjustment of which may help with the comparison to prior periods. Non-recurring items and other adjustments are excluded from non-GAAP financial measures consistent with the internal reporting provided to management and the Directors. Examples of such items could include share-based compensation expense, income or restructuring and related expenses from the reconfiguration of the Company’s activities and/or capital structure, impairment of current and non-current assets, gains and losses from the sale of intangible assets, certain costs arising as a result of significant and non-recurring regulatory and litigation matters, and certain tax related matters. The Company believes adjusted EBITDA may be useful to investors to understand the Company’s performance. In addition, the Company uses “Adjusted EBITDA” in its annual incentive plan in which all executive officers participate. Share-based compensation has been excluded from adjusted EBITDA for the current period and prior period comparatives presented. For additional information with respect to our Consolidated Financial Statements, see our Annual Report on Form 10-K for the year ended December 31, 2025.

Reconciliation of GAAP to non-GAAP financial information

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income adjusted to exclude interest expense, interest income, income tax expense or benefit, depreciation and amortization, as well as share-based compensation and other adjustments reflecting changes in our business that do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

	*Twelve Months Ended December 31,
	2025	2024	2023
Net income (loss)	$210	$7	$(126)
Interest (income)	(22)	(23)	(43)
Interest expense	45	41	35
Income tax (benefit) expense	29	13	(19)
Depreciation and amortization	10	16	11
Stock-based compensation expense	26	24	21
Non-GAAP adjustments in Operations	—	—	265
Corporate initiative transition	87	—	—
Manufacturing transition	7	—	—
Discontinuation of OPVEE sales and marketing	33	—	—
Discontinuation of PERSERIS marketing and promotion	—	52	—
Acquisition-related costs	—	4	—
U.S. listing costs	—	4	—
Contract termination fee	—	4	—
Restructuring - severance and other	—	12	—
Debt refinancing costs	—	4	—
Legal costs/provision	3	195	—
Acquired in-process research and development	—	—	162
Impairment of equity investment	—	5	—
Adjusted EBITDA	$428	$358	$306

*In millions. Columns may not sum to total due to rounding.

59

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V88250-P50034 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! INDIVIOR PHARMACEUTICALS, INC. The Board of Directors recommends you vote 1 YEAR on proposal 3: The Board of Directors recommends you vote FOR proposal 4: The Board of Directors recommends you vote FOR proposals 1 and 2: INDIVIOR PHARMACEUTICALS, INC. 10710 MIDLOTHIAN TURNPIKE, SUITE 125 NORTH CHESTERFIELD, VA 23235 1a. Dr. David Wheadon 1b. Joe Ciaffoni 1c. Dr. Keith Humphreys 1d. Tony Kingsley 1e. Daniel Ninivaggi 1f. Barbara Ryan 1g. Mark Stejbach 1h. Juliet Thompson Nominees: 1. Election of Directors For Against Abstain 2. To approve, on an advisory basis, the compensation of our named executive officers. 4. To ratify the appointment of PricewaterhouseCoopers LLP (US) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of our named executive officers. ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! ! For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/INDV2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted by mail must be received no later than May 12, 2026. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V88251-P50034 INDIVIOR PHARMACEUTICALS, INC. ANNUAL MEETING OF SHAREHOLDERS Wednesday, May 13, 2026 10:00 a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Jeff Burris and Alice Givens, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Indivior Pharmaceuticals, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Time, on Wednesday, May 13, 2026, at www.virtualshareholdermeeting.com/INDV2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE